UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	DefinitiveAdditional Materials
☐	Soliciting Material under § 240.14a-12

CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

The 2022 Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held as follows:

When:	Where:

May 5, 2022 1:00 p.m. Pacific Time	Virtual Meeting www.meetnow.global/MMZY44F

Items of Business:

The purpose of the 2022 Annual Meeting of Stockholders is to consider and take action on the following:

1.

To elect the eleven directors named in the proxy statement to serve until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the directors’ earlier death, resignation or removal.

2.	To vote on an advisory resolution to approve named executive officer compensation.

3.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 31, 2022.

4.	To vote on a stockholder proposal regarding special meetings, if properly presented at the meeting.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:

Holders of Cadence Design Systems, Inc. common stock at the close of business on March 7, 2022 are entitled to notice of and to vote at the 2022 Annual Meeting of Stockholders and any adjournment or postponement thereof.

How to Vote:

Your vote is important to us. Please cast your vote promptly via the internet, telephone or mail. Specific instructions on how to vote are included in the Notice of Internet Availability of Proxy Materials that Cadence will mail to its stockholders as of the Record Date on or about March 22, 2022. You will also be able to vote your shares electronically during the virtual 2022 Annual Meeting.

How to Attend:

Cadence’s 2022 Annual Meeting will be held online at www.meetnow.global/MMZY44F via live audio webcast. Stockholders will be able to attend and participate in the annual meeting online, vote their shares electronically, view the list of registered stockholders as of the Record Date and submit questions through the virtual meeting platform during the meeting. Please refer to the “Information About the Annual Meeting” section of this proxy statement for detailed instructions on how to register for and attend the 2022 Annual Meeting.

By Order of the Board of Directors,

San Jose, California March 22, 2022	Alinka Flaminia Senior Vice President, Chief Legal Officer and Corporate Secretary

PROXY STATEMENT

LETTER FROM OUR EXECUTIVE CHAIR AND LEAD INDEPENDENT DIRECTOR

Dear fellow Cadence stockholders:

On behalf of our entire board, we want to thank you for your continued support and trust in our management team overseeing the execution of Cadence’s business strategy. Cadence has a mission to help solve technologies’ toughest challenges in order to make a lasting, positive impact on our world. Generational trends such as 5G, hyperscale computing and artificial intelligence/machine learning are propelling the digital transformation of multiple end markets and fueling a golden era for semiconductors and electronic systems. With robust design activity providing a strong tailwind, we expect our innovative solutions to continue driving broad based business momentum in 2022, accelerating revenue growth and profitability. Our culture of innovation drives our socially responsible business practices and supports the long-term success of our company, employees and communities. We are pleased to communicate with you about several of the board’s priorities and actions since the 2021 annual meeting.

Appointment of new Chief Executive Officer, Executive Chair and Lead Independent Director and Continued Board Succession Planning

In August 2021, Anirudh Devgan, Ph.D., was appointed to the board, and in December 2021, Dr. Devgan assumed the role of Chief Executive Officer of Cadence. At the same time, Lip-Bu Tan, our former Chief Executive Officer, became our Executive Chair, with John Shoven, Ph.D., our former Chair of the Board, becoming our Lead Independent Director. This was a smooth transition and further strengthened the Cadence leadership team, by expanding the depth of knowledge and breadth of experience in our board and our executive management.

We remain committed to seeking diverse leaders who can apply their unique and valuable experiences to the stewardship of our company.

To that end, in January 2022, we appointed Mary Louise Krakauer to the board. Ms. Krakauer brings to our board her extensive experience at several global technology companies which will provide Cadence with additional key strategic and operational insights. In the past two years, we have added three directors to the board, and each of those directors enhances the diversity of our board through his or her distinct professional experiences, gender and ethnicity.

Business Strategy and Risk Management

Cadence continued its rich history of more than 30 years of computational software expertise by showcasing in 2021 the strength of our team and innovation with the launch of 13 significant, differentiated products across our business groups that enable the next wave of technology advancements and sustainable innovation in intelligent system design. We believe these products will be key drivers of our future growth and will enable design teams to develop products of the future that are smarter, smaller form factors and much more power efficient—advancing sustainability in end-product systems.

The board and management of Cadence continued to place the utmost importance on safeguarding the health and well-being of our employees, customers, vendors and our broader communities as we faced the ongoing Covid-19 pandemic, with a vast majority of employees continuing to work from home since March 2020 through the present.

Corporate Social Responsibility and Human Capital Management

The power of Cadence’s innovation is our people. Our employees’ dedication and resilience in the face of the ongoing challenges presented by the pandemic have enabled us to continue to grow our business, deliver strong

1

financial results and advance sustainability efforts that benefit our customers, investors and communities. Our One Cadence–One Team culture underpins our firm belief that the best ideas come from inclusive collaboration, and that a diverse, highly supported and engaged workforce is critical to the foundation of our business success.

We are also committed to our global community. Climate change continues to be one of the greatest challenges of our time, and Cadence is committed to enhancing our actions to combat climate change and taking steps to lessen the environmental impact of our facilities and business operations. We have made strong progress to date and have exceeded our 2025 target in 2021. We want to accelerate our efforts by setting more aggressive targets to reduce our carbon footprint. In line with the ambitious science-based global warming goals of the Paris Agreement, we are targeting to reduce Scope 1 and Scope 2 greenhouse gas emissions 50% by 2030 over our 2019 baseline. Additionally, through innovation and targeted investment, we anticipate reaching net zero emissions across our operations by 2040. Further, we expect to secure carbon neutral certification for 2021. And, as technology innovators, we aim to contribute to the sustainability of our planet by advancing technologies that enable the design of high-performance systems which optimize power, space and energy needs.

Embracing diversity and fostering inclusion are key tenets of our One Cadence–One Team culture. We believe diversity plays a crucial role in bringing strengths and talents to the workplace, leading to broad and creative thinking and, ultimately, innovation. Cadence is committed to fostering an environment where all employees have an equal opportunity to excel and thrive in their careers. This includes extending workforce diversity through inclusive business practices for recruiting, training, career advancement support, supply chain and pay equity and enabling inclusion communities. This year, Cadence received over 25 different best workplace accolades across 13 countries recognizing this commitment to our employees and our communities, including Fortune’s 100 Best Companies to Work For and Newsweek’s Most Loved Workplaces list for 2021, ranking at #7 among the top 100 companies recognized for employee happiness and satisfaction at work, among others.

We encourage you to review the Corporate Social Responsibility section of this proxy statement, as well as our 2021 Sustainability Report, which will be available on the Corporate Social Responsibility page at www.cadence.com, for more information on our environmental, social and governance initiatives.

Focus on Corporate Governance and Stockholder Engagement

We regularly review our corporate governance in light of common practices at fellow S&P 500 companies, investor guidelines and alignment with Cadence’s strategy and needs. As our stockholders play an important role in governance, Cadence maintains a robust stockholder engagement program to better understand your viewpoints on topics such as sustainable business practices, board composition and refreshment, our COVID-19 response and experience, climate change, culture, diversity, equity and inclusion and executive compensation. Our stockholders also have the opportunity to communicate their views at Cadence’s annual meeting or by writing to us at the address provided in the section of this proxy statement entitled “Communication with Directors.”

We encourage you to read this proxy statement and vote your shares, irrespective of whether you plan to attend the annual meeting. Your vote is important to us.

Thank you for your continued support of Cadence.

Sincerely,

Lip-Bu Tan	John B. Shoven, Ph. D.
Executive Chair of the Board	Lead Independent Director

2

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE HIGHLIGHTS

Board:

  ✓  An independent director serving as Lead Director of the   Board of Directors of Cadence (the “Board”) coupled with the   breadth of experience and depth of knowledge of our   Executive Chair

  ✓  Substantial majority of independent directors – nine of the   eleven director nominees are independent

  ✓  Audit Committee, Compensation Committee and Corporate   Governance and Nominating Committee comprised entirely of   independent directors

  ✓  Regular executive sessions of the independent directors

  ✓  Annual Board and committee evaluations – overseen by the   Corporate Governance and Nominating Committee

  ✓  Board refreshment and succession planning

  ✓  Annual CEO and senior leadership succession review

✓  Robust Code of Business Conduct

✓  Robust insider trading and related party transactions policies

✓  Committee authority to retain independent advisors

✓  Stock Ownership Guidelines – (i) the Executive Chair required to hold Cadence shares valued at a minimum of 3x annual base salary within five years of appointment or earlier under certain circumstances and (ii) each non-employee director required to hold Cadence shares valued at a minimum of $375,000 within five years of appointment or election

✓  Proactive, ongoing and responsive stockholder engagement program, including direct involvement by the Board

✓  Board continuing education – new director orientation and continuing education on critical topics and issues

Stockholder Rights:	Compensation:

  ✓  No “poison pill” (stockholders’ rights plan)

  ✓  No dual class common stock structure

  ✓  Ability to act by written consent

  ✓  Ability to call a special meeting

  ✓  Proxy access

  ✓  No supermajority voting requirements

  ✓  Robust stockholder engagement program

  ✓  Directors elected by majority vote in an uncontested election

  ✓  All directors elected annually (no classified Board structure)

✓  Annual Say-on-Pay stockholder vote

✓  Clawback Policy

✓  Prohibition on hedging of Cadence securities

✓  Use of an independent compensation consultant

✓  Stock Ownership Guidelines – each executive officer required to hold Cadence shares valued at a minimum of (i) 3X annual base salary for the CEO and (ii) 1X annual base salary for all other executive officers, in each case within five years of appointment

3

CORPORATE GOVERNANCE PRACTICES

Cadence is governed by the Board and the committees of the Board, which meet throughout the year. Cadence and its Board are committed to sound corporate governance which helps Cadence compete more effectively, sustain its success and build long-term stockholder value. The Board and management regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents, including the charters of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee, the Code of Business Conduct, the Related Party Transaction Policies and Procedures and the Board’s Corporate Governance Guidelines, are available on the Corporate Governance page at www.cadence.com. Paper copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which cover various topics relating to the Board and its activities, including the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures, Board and committee responsibilities and other matters. The Corporate Governance and Nominating Committee annually reviews the Corporate Governance Guidelines, which may be amended by the Board at any time and were most recently amended in February 2022.

Code of Business Conduct

Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with customers, suppliers, agents, government officials and others. The Code of Business Conduct applies to Cadence’s directors, officers and employees (and those of its subsidiaries), including Cadence’s Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct also applies to certain independent contractors and consultants who work at Cadence’s facilities or at Cadence’s direction. Compliance with the Code of Business Conduct is a condition to continued service or employment with Cadence. The Code of Business Conduct covers topics including integrity, diversity and inclusion, health and safety, confidentiality of assets and information, conflicts of interest, anonymous reporting of non-compliance, compliance with federal and state securities laws, employment practices, political contributions, payment practices and compliance with competition, anti-corruption and other laws and regulations.

Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board. Any waivers for other employees may be granted only by the Chief Executive Officer or the Chief Legal Officer or their respective designees. To the extent required under applicable U.S. Securities and Exchange Commission (the “SEC”) or Nasdaq Stock Market (“Nasdaq”) rules, Cadence will disclose material amendments to the Code of Business Conduct and any waiver of its provisions with respect to any director or executive officer by posting such information on its website at www.cadence.com.

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines for Cadence’s directors and executive officers to further align the interests of the directors and executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance. Each non-employee member of the Board is required to hold shares of Cadence common stock with a value of at least $375,000 within five years of the date of his or her initial appointment or election to the Board. Cadence’s Executive Chair is required to hold shares of Cadence common stock with a value of at least three times his or her annual base salary within the following time period: (1) if the Executive Chair currently serves, or most recently served, as Cadence’s Chief Executive Officer, within five years of the date of his or her initial appointment as Chief Executive Officer; (2) if the Executive Chair currently serves, or

4

most recently served, as an Executive Officer (as defined below) of Cadence other than the Chief Executive Officer, within the later of (a) five years of the date of his or her initial appointment as Executive Officer or (b) three years of the date of his or her initial appointment as Executive Chair; and (3) in any other case, within five years of the date of his or her initial appointment as Executive Chair. Cadence’s Chief Executive Officer is required to hold shares of Cadence common stock with a value of at least three times his or her annual base salary within five years of the date of his or her appointment, and Cadence’s other executive officers are required to hold shares of Cadence common stock with a value of at least his or her annual base salary within five years of the date of his or her appointment.

As of the Record Date, all directors and executive officers met the stock ownership guidelines applicable to them.

Anti-Hedging Policy and Trading Restrictions

Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities and prohibits Cadence’s directors, executive officers and all other Cadence employees (and their respective family and household members) from hedging their ownership of Cadence securities (regardless of whether such securities were granted as compensation or are otherwise held, directly or indirectly, by such employee or director), including by purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or trading in publicly-traded options, puts, calls or other derivative instruments related to Cadence securities. Cadence’s Securities Trading Policy also prohibits short-sales and similar transactions and requires pre-approval by Cadence of pledges of Cadence stock or deposits of Cadence stock in margin accounts. None of Cadence’s executive officers currently or in the last fiscal year has pledged any Cadence common stock under this policy.

CORPORATE SOCIAL RESPONSIBILITY

Cadence’s commitment to corporate social responsibility and its environmental, social and governance (“ESG”) initiatives create value for the company and all of its stakeholders. Our employees’ dedication and resilience in the face of the ongoing challenges presented by the pandemic has enabled us to continue to grow our business, deliver strong financial results and advance sustainability efforts that benefit our customers, investors and communities. We believe that as a global leader in electronic design whose offerings enable the world’s most innovative companies to bring to market products that transform the way people live, work and play, Cadence has an opportunity and a responsibility to be an organization that positively impacts society. As we work towards this goal, Cadence is committed to building ethical and sustainable business operations and supply chains and to maintaining governance structures that are in line with the best practices of our peers.

Environmental Sustainability

Climate change continues to be one of the greatest challenges of our time and we are committed to enhancing our actions to combat climate change and taking steps to lessen the environmental impact of our facilities and business operations. In line with the ambitious science-based global warming goals of the Paris Agreement, we are targeting to reduce Scope 1 and Scope 2 greenhouse gas emissions 50% by 2030 over our 2019 baseline. Additionally, through innovation and targeted investment, we anticipate reaching net zero emissions across our operations by 2040. Further, we expect to secure carbon neutral certification for 2021. And, as technology innovators, Cadence aims to contribute to the sustainability of our planet by advancing technologies that enable the design of high-performance systems which optimize power, space and energy needs.

Net Zero GHG Reduced Scope 1 and 2 emissions by 32% in 2021 over 2019 baseline achieving our 2025 target early Set a target to reduce Scope 1 and 2 emissions 50% by 2030 Set a target to be Net Zero across all operations by 2040

5

Diversity, Equity and Inclusion

Embracing diversity and fostering inclusion are key tenets of our One Cadence–One Team culture. We believe diversity plays a crucial role in bringing strengths and talents to the workplace, leading to broad and creative thinking and, ultimately, innovation. We recognize that gender and racial disparities remain a challenge in our industry and Cadence is deeply committed to addressing this issue. Our key programs and initiatives, which are described in more detail in our 2021 Sustainability Report which will be located at www.cadence.com, are focused on improving diversity in our hiring pipeline, increasing recruiting and engagement efforts in underrepresented communities, providing career support for top women, Black and Latinx talent, maintaining pay equity among our employees, raising awareness of unconscious biases in management and nurturing an inclusive community. For example, we partner with organizations such as the National GEM Consortium, National Society of Black Engineers, Society of Hispanic Professional Engineers and Society of Women Engineers to advance our inclusion efforts and provide scholarships to women and Black and Latinx students in technology in order to promote a broad and diverse candidate pool. Cadence also provides diverse top talent with specialized coaching, mentorship and other career development and support. We are building an inclusive workplace community for all of our employees, including sponsoring inclusion groups for Black, Latinx, LGBTQ+, veterans and women employees in the United States to foster dialogue and promote awareness, and providing unconscious bias training to our managers globally. We bring awareness to barriers, like unconscious bias, through training and engagement. To this end, 96% of our management team in North America has completed inclusive leadership training to elevate inclusiveness and promote equity in the workplace.

2021 Human Capital Highlights

Pay Equity	Company-Wide Attraction & Retention

Cadence maintained global salary pay parity based on gender and U.S. salary pay parity based on race and ethnicity.

Our 31% headcount growth over the last five years and average tenure of 6.8 years reflect our efforts to create an environment that attracts and retains high-performing talent. Approximately half (49%) of all Cadence hires were early career employees.

Great Place to Work	Hiring and Retention of Women

We have been recognized as one of the top places to work by Fortune magazine for the past seven years and by the Great Place to Work Institute in 13 countries where we participate. Additionally, we ranked #7 on Newsweek’s inaugural Most Loved Workplaces list for 2021.

Of employees surveyed, 93% say they are proud to tell others they work at Cadence and 91% say Cadence is a great place to work.

Twenty five percent of all new hires were women and 28% of early career* and intern hires were women. Women comprised 23% of our global workforce and filled 20% of our technical roles, 46% of our non-technical roles and 17% of all management positions.

  *  under the age of 30 working in entry-level positions

100 Best ESG Companies	Human Rights Campaign Foundation for LGBTQ+ Equality

We have been named to Investor’s Business Daily 100 Best Environmental, Social, and Corporate Governance Companies list, which considers both financial profitability and socially responsible business practices.

We have been named one of the Best Places to Work for LGBTQ+ Equality by the Human Rights Campaign Foundation with a perfect score of 100 on their Corporate Equality Index.

6

COVID-19 Response and Action

Cadence has a people-first philosophy that shapes our company culture and drives how we run our business. For two years, Cadence has successfully enabled our workforce in a new remote environment. Our One Team values have guided our approach to navigating the challenges presented to our business and our employees by the COVID-19 pandemic. By prioritizing our employees’ health and well-being, we enabled their success and the success of our business. Our people-first approach will continue to influence how we sustain high levels of productivity while we transition back to the office. We have learned a lot over the course of the pandemic – including how resilient and agile the Cadence team is and how important both in-person and remote work experiences are for each individual and for our culture. Our goal is to continue to focus on employee safety while balancing the benefits of workplace flexibility with the importance of face-to-face collaboration to give our employees the optimal environment to succeed.

Supply Chain Management

Cadence is committed to doing business honestly and ethically and we expect the same from our suppliers. We partner with suppliers that share our values and aim to build long-lasting relationships that are mutually beneficial and create value for society beyond our respective organizations.

We extended our rigorous governance standards across our value chain with our Supplier Code of Conduct which we introduced in 2020 and shared with all new suppliers in 2021. To identify diversity in our supply chain and better understand our upstream ESG risks and opportunities over 100 of our key suppliers were asked to participate in our supplier sustainability questionnaire that covers issues including governance of climate change, natural resources, labor, data security, ethics and integrity. In line with our commitment to diversity and inclusion, we are developing programs to engage with and empower these value chain partners, and to grow our share of diverse suppliers.

Oversight and Management of Corporate Social Responsibility

Our Board, through its Corporate Governance and Nominating Committee, oversees Cadence’s corporate social responsibility program and the progress of our environmental (including climate-related risks and opportunities), social (including health, wellness and safety) and governance efforts, matters and initiatives. The Corporate Governance and Nominating Committee formally reviews our environmental, social and governance efforts, including climate-related matters, at every regular meeting and regularly reports to the Board on such programs. The Board and its Compensation Committee formally review the benefits provided to our employees, including health and wellness, once a year.

For more information on Cadence’s ESG strategy, programs and activities, see Cadence’s 2021 Sustainability Report, which will be available on the Corporate Social Responsibility page at www.cadence.com. The contents of Cadence’s Sustainability Report and website are not part of or incorporated by reference into this proxy statement.

7

BOARD OF DIRECTORS

OVERVIEW AS OF THE RECORD DATE

DIRECTOR EXPERTISE Compensation/Talent Management 11 Corporate Governance 10 Cybersecurity 7 Financial Expertise 9 Government/Regulatory/Public Policy 3 International 10 Marketing 8 Operations 8 Risk Management 11 Strategic Planning 11 Technology/Semiconductor/EDA 7

BOARD COMPOSITION AT A GLANCE Ethnic Diversity Gender Diversity 6 5 8 3 Non-White White Women Men Independence Tenure 2 9 3 3 5 Independent 0-5 Years 6-10 Years Not Independent 11+ Years
BOARD REFRESHMENT Additions to the Board Since the Beginning of 2021: 2 1 1 1 1 new directors independent directors women directors ethnically diverse directors lead independent director

BOARD MEMBERSHIP

The Board currently consists of eleven members: Mark W. Adams, Ita Brennan, Lewis Chew, Anirudh Devgan, Mary Louise Krakauer, Julia Liuson, James D. Plummer, Alberto Sangiovanni-Vincentelli, John B. Shoven, Young K. Sohn and Lip-Bu Tan. Susan L. Bostrom served on the Board in the first part of fiscal 2021 but did not stand for re-election at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Dr. Devgan was appointed to the Board in August 2021, and Ms. Krakauer was appointed to the Board in January 2022.

The size of the Board was increased to ten members in August 2021 in connection with Dr. Devgan’s appointment and was further increased to eleven members in January 2022 in connection with Ms. Krakauer’s appointment. Cadence remains committed to ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds and effectively represent the long-term interests of stockholders. See “Director Qualifications and Diversity of Background” below for more information.

DIRECTOR INDEPENDENCE

The Board determines director independence in accordance with the Corporate Governance Guidelines, which require that at least a majority of the Board be “independent” within the meaning of the Nasdaq listing standards.

8

To be “independent” under the Nasdaq listing standards, among other bright line tests enumerated in the standards, a director must not be an executive officer or employee of the company and must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In determining each director’s independence, the Board considers all relevant facts and circumstances in conjunction with the guidelines provided by the Nasdaq listing standards.

CURRENT INDEPENDENT DIRECTORS

Among the current members of the Board, the Board has determined that Directors Adams, Brennan, Chew, Krakauer, Liuson, Plummer, Sangiovanni-Vincentelli, Shoven and Sohn are independent directors within the meaning of the Nasdaq listing standards. Dr. Devgan, the President and Chief Executive Officer of Cadence, and Mr. Tan, our Executive Chair and the former Chief Executive Officer of Cadence, are not deemed independent. The Board previously determined that Ms. Bostrom, who served on the Board until the 2021 Annual Meeting, was an independent director within the meaning of the Nasdaq listing standards.

BOARD LEADERSHIP

Dr. Devgan serves as President and Chief Executive Officer, and Mr. Tan, the former Chief Executive Officer, serves as Executive Chair. While the Corporate Governance Guidelines permit the roles of the Chair and the Chief Executive Officer to be filled by the same or different individuals, a lead independent director is required if the roles are combined. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on the Board’s assessment of Cadence’s needs and leadership from time to time.

In connection with Mr. Tan transitioning from the role of Chief Executive Officer to Executive Chair effective December 15, 2021, the independent directors of the Board appointed Dr. Shoven, the Board’s former Chair, to serve as Lead Independent Director. Dr. Shoven plays a significant role in Board leadership and meetings of our independent directors. The Board believes that at this time, Cadence and its stockholders are best served by this leadership structure because it is valuable to have the breadth of experience and depth of knowledge of our Chief Executive Officer and our Executive Chair counterbalanced by the significant role of our Lead Independent Director, all working together to assist the Board in fulfilling its role of overseeing management and Cadence’s risk management practices.

PROCESS FOR SELECTING DIRECTOR NOMINEES AND CANDIDATES

The Corporate Governance and Nominating Committee evaluates and recommends director candidates for nomination by the full Board. The Corporate Governance and Nominating Committee regularly discusses and annually reviews as a committee and with the Board the appropriate skills and characteristics required of directors (such as integrity, experience, judgment, diversity of background (including, among other factors, race, ethnicity and gender), independence, ability to commit sufficient time and attention to Board activities, understanding of Cadence’s products, technologies and strategy, and the specific skills set forth under “Director Nominee Qualifications, Skills and Experience” below in Proposal 1 regarding the election of directors) in the context of the current composition of the Board and its committees.

STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES

Stockholders who wish to recommend a prospective candidate for the Board must notify Cadence’s Corporate Secretary in writing with the supporting materials required by Cadence’s Bylaws as described under “Information About the Annual Meeting” below and any other material the stockholder considers necessary or appropriate in order for their recommended candidate to be considered by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will evaluate any such candidate in the same manner as it evaluates candidates recommended from other sources.

9

DIRECTOR ATTENDANCE

During the fiscal year ended January 1, 2022, the Board held six meetings, in addition to taking actions by unanimous written consent in lieu of a meeting. Each of our current directors attended at least 75% of the meetings of the Board and the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2021. The Corporate Governance Guidelines encourage directors to attend the annual meeting of stockholders, and all of Cadence’s then-serving directors attended the 2021 Annual Meeting.

INDEPENDENT DIRECTOR MEETINGS

Pursuant to the Corporate Governance Guidelines, Cadence’s independent directors meet separately at least twice each year. Dr. Shoven, our Lead Independent Director, presides over meetings of the independent directors.

BOARD EVALUATIONS

The Board is committed to reviewing its performance through an annual evaluation process. Through the evaluations, the Board assesses its processes, meetings, planning and overall effectiveness. The directors provide feedback on the Board and its committees through questionnaires and interviews with an independent third party. Each year, the independent third party reviews the results and feedback provided by the directors and follows up with the directors regarding their evaluations and presents to the full Board. Any findings that require additional consideration are addressed at subsequent Board and committee meetings, as appropriate.

BOARD SUCCESSION PLANNING

Board succession planning is a regular topic for discussion at Board meetings. The Corporate Governance and Nominating Committee reviews with the Board at least annually the appropriate experience, skills and characteristics required of Board members in the context of the current composition of the Board, with a focus on ensuring that the Board has the expertise, integrity, experience, skills, judgment and diversity of background (including, among other factors, race, ethnicity and gender) needed to govern Cadence now and in the future. New directors undergo a robust orientation process overseen by the Corporate Governance and Nominating Committee that includes a series of briefings with senior management and other experts designed to enable new directors to quickly become active, knowledgeable and effective members of the Board. The briefings include profiles on Cadence’s business, industry, technology, financial landscape, people and culture, as well as corporate governance and regulatory matters.

CEO AND MANAGEMENT SUCCESSION PLANNING

The Board is actively engaged and involved in the succession planning of Cadence’s management. The Compensation Committee regularly discusses and annually reports to the Board with respect to CEO succession planning, including policies for CEO selection and succession in the event of incapacitation, emergency situations, operational needs, retirement or removal of the CEO and evaluations of and development plans for potential successors to the CEO. In addition, the Compensation Committee, in consultation with the CEO, regularly discusses and annually reviews senior leadership succession planning and reports to the Board with respect to Cadence’s management development program and succession planning.

10

BOARD RISK OVERSIGHT

The Board exercises its risk oversight function through the Board as a whole and through certain of its committees. The Board and the relevant committees seek to understand and oversee the most critical risks facing Cadence. The Board does not view risk in isolation but considers risk as part of its regular consideration of business decisions and business strategy. The Board as a whole has the ultimate responsibility for the oversight of risk management but has delegated the oversight of certain risks to the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee as set forth in the table below.

Committee	Primary Areas of Risk Oversight

Audit Committee	Cadence’s financial condition, financial statements, financial reporting process, accounting, internal control and cybersecurity matters

Compensation Committee	Cadence’s overall compensation and senior leadership succession planning practices, policies and programs

Corporate Governance and Nominating Committee	Cadence’s corporate governance, the composition, structure and evaluation of, and succession planning for, the Board and its committees, ESG practices, and review and approval of related party policy and transactions

The Board and the relevant committees review with Cadence’s management the risk management practices for which they have oversight responsibility. Since overseeing risk is an ongoing process and inherent in Cadence’s strategic decisions, the Board and the relevant committees also discuss risk throughout the year in relation to specific proposed actions.

We have implemented critical measures in response to the COVID-19 pandemic and the shift to remote work to promote the continued safety, health and well-being of our employees, customers and extended communities. Accordingly, the Board has taken an active role in overseeing the company’s and its management’s response to the pandemic. At least quarterly, the Board and management hold formal discussions on the impact of the ongoing pandemic on Cadence’s employees, operations, business and global communities, as well as the company’s risk mitigation strategies.

In particular, cybersecurity risks have increased during the ongoing COVID-19 pandemic as more companies and individuals are working remotely through less secure network connections. Cadence is committed to the protection of our customers’, vendors’, partners’ and employees’ personal information and our Information Security team works to identify and prevent cybersecurity risks through enhanced privacy and data cybersecurity initiatives. Our Chief Information Security Officer administers our data privacy and cybersecurity program with oversight by the Audit Committee and regularly updates the Board and Audit Committee on our cybersecurity performance and risk profile. In 2021, with a vast majority of employees continuing to work from home during the pandemic, the Audit Committee and our senior management maintained a focus on ensuring that Cadence has secure remote access with endpoint security controls and infrastructure resiliency. As part of this process, we enhanced our security incident response procedures to address risks specific to remote working conditions and enhanced our verification controls to further ensure only trusted devices can access Cadence’s network. In the event of a data breach, we have documented response procedures and a cybersecurity insurance policy to cover certain losses from a data breach. We also review and further revise as necessary the company’s mandatory data privacy and cybersecurity training for employees, which we use to train our employees on these important matters. Overall, we believe in implementing effective cybersecurity practices to counteract evolving risks, and we structure our data privacy and security program to align with the EU, National Institute of Standards and Technology (NIST 800-*), Cloud Security Alliance (CSA) and ISO 27001 standards and are ISO/IEC 27001:2013 certified.

11

COMMITTEES OF THE BOARD

The Board currently has the following committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee. Each of these committees meets regularly, reports on its activities to the full Board, is authorized to engage external advisors and has a written charter that is approved by the Board and available on the Corporate Governance page at www.cadence.com. The table below shows the current composition of the committees.

Director	Audit	Compensation	Corporate Governance and Nominating	Finance

Mark W. Adams				✓

Ita Brennan	✓		✓

Lewis Chew

Anirudh Devgan

Julia Liuson		✓	✓

Mary Louise Krakauer

James D. Plummer	✓	✓

Alberto Sangiovanni-Vincentelli			✓

John B. Shoven	✓	✓	✓	✓

Young K. Sohn

Lip-Bu Tan

  Committee Chair    ✓ Member

Audit Committee

The Board has determined that all four members of the Audit Committee are “independent” as defined by the Nasdaq listing standards applicable to audit committee members and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Ms. Brennan, Mr. Chew and Dr. Shoven are “audit committee financial experts” as defined in rules promulgated by the SEC.

•	The Audit Committee charter was last amended in February 2021 and complies with the Nasdaq listing standards. The duties and responsibilities of the Audit Committee include: Appointing, retaining, compensating, evaluating, overseeing and discharging Cadence’s independent registered public accounting firm;

•	Pre-approving (or where permitted by SEC rules, subsequently approving) all audit and permissible non-audit services to be provided by the independent registered public accounting firm and establishing policies and procedures for such pre-approval;

•	Engaging in dialogues with the independent registered public accounting firm with respect to any relationships or services between Cadence and the independent registered public accounting firm that may impact the objectivity and independence of the independent registered public accounting firm;

•	Reviewing audit and internal quality control procedures, the results of the annual audit and any audit problems, difficulties or significant disagreements with management;

•	Reviewing Cadence’s annual and quarterly financial statements, annual reports on Form 10-K and quarterly reports on Form 10-Q, and recommending to the Board whether the financial statements should be included in Cadence’s annual report on Form 10-K;

12

•	Reviewing and assessing the adequacy and effectiveness of Cadence’s internal controls and procedures, disclosure controls and procedures, and Cadence’s guidelines, policies and practices with respect to risk assessment and risk management as they relate to Cadence’s financial condition, financial statements, financial reporting process and accounting matters, cybersecurity, and overseeing financial risk exposures; and

•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints received by Cadence regarding accounting, internal controls, auditing or violations of federal securities law matters.

The Audit Committee held six meetings during fiscal 2021. See “Report of the Audit Committee” below for more information.

Compensation Committee

The Compensation Committee is currently comprised of four members, each of whom the Board has determined to be “independent” as defined by the Nasdaq listing standards applicable to compensation committee members and satisfies the applicable independence standards under the Exchange Act for compensation committee service. All Compensation Committee members are also “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

The Compensation Committee may delegate its authority over certain matters to management when it deems it to be appropriate and in the best interests of Cadence. In fiscal 2021, the Compensation Committee did not delegate any authority with respect to the consideration and determination of executive officer compensation in fiscal 2021 and does not currently expect to delegate any such authority in the future. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and other executive officers of Cadence. In addition, the Compensation Committee administers and, if deemed necessary, may amend Cadence’s Senior Executive Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, and Cadence’s deferred compensation plans. The Compensation Committee also reviews and recommends to the Board the compensation of Cadence’s directors, and the Compensation Committee did not delegate any authority with respect to the consideration and determination of director compensation in fiscal 2021.

The Compensation Committee charter was last amended in February 2021. The duties and responsibilities of the Compensation Committee include:

•	Identifying, reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and any director who is also a Cadence employee, and evaluating the performance of the CEO and any employee director in light of those goals and objectives;

•	Overseeing the evaluation of Cadence’s management;

•	Reviewing at least annually Cadence’s senior leadership succession planning in consultation with the CEO;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•	Overseeing Cadence’s overall compensation practices, policies and programs, assessing whether Cadence’s compensation structure establishes appropriate incentives for management and employees, assessing the risks associated with such practices, policies and programs, and assessing the results of Cadence’s most recent advisory vote on executive compensation;

•	Reviewing annually an assessment of any potential conflicts of interest raised by the work of compensation consultants, whether retained by the Compensation Committee or management, who are involved in determining or recommending executive or Board compensation; and

13

•	Assessing the independence of any consultants or other outside advisors that the Compensation Committee selects or receives advice from, and being directly responsible for the appointment, compensation and oversight of the work of any consultants and advisors retained by the Compensation Committee.

The Compensation Committee believes that having an outside evaluation of executive officer salary, bonus and equity compensation is a valuable tool for the Compensation Committee and Cadence stockholders. In fiscal 2021, the Compensation Committee retained the services of a compensation consultant, Semler Brossy Consulting Group, LLC, for advice regarding the compensation of Cadence’s executive officers and Board. The Compensation Committee retained Semler Brossy for a number of purposes, including constructing and reviewing peer groups for compensation comparison purposes, performing a competitive assessment of Cadence’s compensation programs, practices and levels for its executive officers and certain other employees and providing information on typical industry practices concerning employment, equity practices, severance and change in control agreements. Semler Brossy has not been engaged to perform any other work for Cadence. Pursuant to the factors set forth in Item 407 of Regulation S-K promulgated by the SEC and the Nasdaq listing standards, the Compensation Committee has reviewed the independence of Semler Brossy and conducted a conflicts of interest assessment, and has concluded that Semler Brossy is independent and Semler Brossy’s work for the Compensation Committee has not raised any conflicts of interest.

In determining the compensation of Cadence’s executive officers, including Cadence’s named executive officers (as defined below in “Compensation Discussion and Analysis”), the Compensation Committee considers the competitive assessments provided by and through consultation with Semler Brossy. In addition, Cadence’s CEO typically makes assessments and recommendations to the Compensation Committee on whether there should be adjustments to the annual base salary, annual cash incentive compensation and equity incentive compensation of executive officers other than himself based upon an assessment of certain factors described in “Compensation Discussion and Analysis” below. The Compensation Committee reviews such assessments and recommendations and determines whether or not to approve or modify the CEO’s recommendations. The Compensation Committee’s decisions are made, however, by the Compensation Committee in its sole discretion. See “Compensation Discussion and Analysis” below for more information.

The Compensation Committee, in consultation with Semler Brossy, reviews Cadence’s compensation practices, policies and programs for all employees, including the named executive officers, to assess the risks associated with such practices, policies and programs. The risk-mitigating factors considered by the Compensation Committee include the following:

•	The use of different types of compensation that provide a balance of short-term and long-term incentives with fixed and variable components;

•	Cadence’s Securities Trading Policy, which restricts certain transactions in Cadence’s securities, prohibits hedging by members of the Board and all employees and requires executive officers and members of the Board to obtain permission from the Chief Legal Officer before trading any shares of Cadence common stock, except those transactions expressly permitted in such policy;

•	Cadence’s Clawback Policy, which, in the event of a restatement of Cadence’s reported financial results, allows Cadence to seek to recover or cancel performance-based bonuses and equity awards made to executive officers to the extent that performance goals would not have been met under such restated financial results;

•	Caps on bonus awards to limit windfalls; and

•	The consideration of ethical behavior, which is integral in assessing the performance of all executive officers, including the named executive officers.

The Compensation Committee held six meetings during fiscal 2021.

14

Corporate Governance and Nominating Committee

The Board has determined that all five members of the Corporate Governance and Nominating Committee are “independent” as defined by the Nasdaq listing standards.

The Corporate Governance and Nominating Committee charter was last amended in February 2021. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•	Determining the Board’s criteria for selecting new directors and recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	Considering potential director candidates recommended by Cadence’s management and stockholders in the same manner as nominees identified by the Corporate Governance and Nominating Committee; provided that, with respect to those candidates recommended by stockholders, such stockholders have provided Cadence with a notice that sets forth information as to such stockholders and director candidates in accordance with Cadence’s Bylaws;

•	Overseeing the annual evaluation of the Board and its committees, and considering the results of the annual evaluation;

•	Retaining, terminating and approving the fees and retention terms with respect to any search firm employed to identify director candidates;

•	Evaluating, at least annually, each director’s performance and effectiveness and determining whether the Board desires his or her continued service;

•	Overseeing the administration of the Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing and approving any related party transactions and recommending to the full Board for approval policies and procedures for the review, approval and ratification of such transactions and amendments to such policies and procedures;

•	Reviewing whether it is appropriate for a director to continue to serve as a member of the Board if his or her business responsibilities or personal circumstances change and making a recommendation to the Board as to any action to be taken with respect to such change;

•	Determining whether to approve any director (a) accepting employment, directorship, consulting engagement, advisory board position or any other affiliation with another company or (b) starting a new business which may be, or give the appearance of, a conflict of interest;

•	Overseeing the orientation program that Cadence provides to new directors and making recommendations regarding director continuing education programs; and

•	Overseeing Cadence’s policies and practices regarding corporate social responsibility and sustainability programs, including environmental / climate-related, social and governance (ESG) matters and initiatives, and reporting to the Board at least annually on such programs.

The Corporate Governance and Nominating Committee regularly discusses and annually reviews the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board. If vacancies on the Board are anticipated or otherwise arise, the committee considers potential director candidates, which may come to the committee’s attention through a variety of channels, including current directors, officers, professional search firms, stockholders or other persons. The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee.

The Corporate Governance and Nominating Committee held four meetings during fiscal 2021.

15

Finance Committee

The Finance Committee, on behalf of the Board, evaluates and approves financings, mergers, acquisitions, divestitures and other financial commitments of Cadence to third parties and has the authority to approve those that involve amounts up to $200 million. The Finance Committee charter was last amended in July 2020.

The Finance Committee held three meetings during fiscal 2021.

Cadence formerly had a Strategy Committee, which was dissolved effective May 6, 2021.

COMPONENTS OF DIRECTOR COMPENSATION

The Compensation Committee, with input from its independent compensation consultant Semler Brossy, annually reviews and recommends to the Board the compensation program for directors who are not employees of Cadence. Directors who are Cadence employees, such as Mr. Tan and Dr. Devgan, do not receive additional compensation for their service on the Board. In setting non-employee director compensation, the Compensation Committee considers the competitiveness of Cadence’s director compensation from a number of different perspectives, including average total compensation, aggregate compensation for the full Board and individual director compensation as differentiated by committee membership and leadership roles. The Compensation Committee also reviews Cadence’s director compensation relative to Cadence’s peer group, which is also used to determine market levels for executive compensation (see “Compensation Discussion and Analysis” below for more information).

The following table sets forth the components of the non-employee directors’ compensation for fiscal 2021:

Compensation Component	Director Compensation

Annual Retainer(1)	$80,000

Lead Independent Director Fees(2)	$80,000 for Lead Independent Director

Chair Fees	$40,000 for Chair of the Audit Committee $30,000 for Chair of the Compensation Committee, Corporate Governance and Nominating Committee, Finance Committee and former Strategy Committee (3)

Meeting Attendance Fees(4)	$2,000 per meeting attended in person or by videoconference $1,000 per meeting attended by telephone. Due to the COVID-19 pandemic, all meetings in fiscal 2021 were attended by videoconference.

Incentive Stock Award(5)	Incentive stock award with a grant date fair value of $190,000 for each non-employee director ($220,000 for a non-employee director serving as non-employee Chair of the Board or Lead Independent Director) that fully vests on the first anniversary of the date of grant

New Director Equity Award (one-time grant)(6)	Each non-employee director who joins the Board may be granted incentive stock awards, stock options and restricted stock units (“RSUs”) under the 1995 Directors Stock Incentive Plan (the “Directors Plan”), the amounts of which are determined at the sole discretion of the Board or its designated committee

16

Compensation Component	Director Compensation

Stock Ownership Guidelines(7)	Each non-employee director is required to hold shares of Cadence common stock with a value equal to at least $375,000 within five years of initial appointment or election to the Board.

(1)

The annual retainer fees paid to our non-employee directors are typically paid quarterly, with proration for partial terms served. Directors may elect to defer cash compensation payable to them under Cadence’s deferred compensation plan. These deferred compensation amounts are credited to participant accounts, with values indexed to the performance of mutual funds or money market accounts selected by the participant. Cadence does not match contributions made under Cadence’s deferred compensation plan.

(2)

Dr. Shoven was appointed as Lead Independent Director effective December 15, 2021. Dr. Shoven served as Chair of our Board until Mr. Tan’s appointment as Executive Chair effective December 15, 2021. As the Lead Independent Director, Dr. Shoven received the same fees for service that he previously received as Chair of the Board.

(3)	Committee Chair fees are typically paid quarterly. The Strategy Committee was dissolved effective May 6, 2021.

(4)

No additional compensation is paid when the Board or a committee acts by unanimous written consent in lieu of a meeting. Non-employee directors are also eligible for reimbursement of expenses they incur in connection with attending Board meetings in accordance with Cadence’s expense reimbursement policy.

(5)

On February 25, 2021, each then-serving non-employee director (other than the Chair of the Board) was granted an incentive stock award of 1,377 shares of Cadence common stock under Cadence’s Directors Plan (which award had a grant date fair value of approximately $190,000) and Dr. Shoven, the non-employee director serving as Chair of the Board, was granted an incentive stock award of 1,594 shares of Cadence common stock under the Directors Plan (which award had a grant date fair value of approximately $220,000). Incentive stock awards granted to each of the non-employee directors vested in their entirety on the one-year anniversary of the grant date, provided that the director continued to serve the company on that date.

(6)

On January 31, 2022, Ms. Krakauer was granted an incentive stock award of 86 shares of Cadence common stock as a restricted stock award under the Directors Plan (which award had a grant date fair value of approximately $13,013) in connection with her appointment to, and for the portion of fiscal 2022 during which she would serve on, the Board. The incentive stock award fully vested on February 25, 2022, aligned with the vesting of annual incentive stock awards granted to Cadence’s other Board members in February 2021.

(7)

As of the Record Date, all directors met the stock ownership guidelines applicable to them. Separately, Cadence’s Securities Trading Policy restricts certain transactions in Cadence securities, as discussed above under “Anti-Hedging Policy and Trading Restrictions.”

In addition, a medical and prescription benefits coverage reimbursement plan is available to active non-employee directors who were directors on December 31, 2014 (the “Eligible Directors”), eligible retired directors who retired from the Board on or prior to December 31, 2014 (the “Eligible Retired Directors”) and their respective dependents (the “Medical Reimbursement Plan”). Directors first elected or appointed to the Board after December 31, 2014 are not eligible to participate in the Medical Reimbursement Plan. Eligible Directors and their dependents may obtain coverage under the Medical Reimbursement Plan during their term of service on the Board. Eligible Retired Directors, Eligible Directors and their dependents may continue coverage under the Medical Reimbursement Plan starting immediately after the director’s termination of service for a continuous term not to exceed such director’s term of service on the Board.

A director’s eligibility for participation in the Medical Reimbursement Plan immediately ceases if the plan administrator determines that he or she has violated the Code of Business Conduct or is engaged as an employee, consultant, director or advisor of, or significant investor in, a competitor of Cadence. Under the Medical Reimbursement Plan, Cadence reimburses 100% of the premiums for participants and their dependents up to a maximum of $20,000 for expenses incurred per calendar year, which maximum amount may be adjusted for future changes in medical costs. Benefits under the Medical Reimbursement Plan are fully taxable to the participants and Cadence does not gross up reimbursement payments to cover any such taxes.

17

DIRECTOR COMPENSATION FOR FISCAL 2021

The following table sets forth the compensation earned in fiscal 2021 by Cadence’s non-employee directors who served on the Board in fiscal 2021. Anirudh Devgan, Cadence’s President and CEO, and Lip-Bu Tan, Cadence’s Executive Chair, did not receive any additional compensation for serving as directors in fiscal 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)

Mark W. Adams	$140,000	$190,054	$—	$—	$330,054

Susan L. Bostrom(5)	51,671	190,054	—	11,911	253,636

Ita Brennan	106,000	190,054	—	—	296,054

Lewis Chew	142,000	190,054	—	—	332,054

Julia Liuson	108,000	211,368	—	—	319,368

James D. Plummer	150,000	190,054	—	—	340,054

Alberto Sangiovanni-Vincentelli	102,000	190,054	—	—	292,054

John B. Shoven	208,000	220,004	—	5,652	433,656

Young K. Sohn	130,000	190,054	—	—	320,054

(1)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards granted during fiscal 2021 calculated pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (Compensation — Stock Compensation) (“FASB ASC 718”). The assumptions used to calculate the valuation of the stock awards for fiscal 2021 are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022. The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore may not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award.

(2)	As of January 1, 2022, the number of unvested shares of restricted stock held by each non-employee director was as follows:

Mark W. Adams	1,377	James D. Plummer	1,377
Susan L. Bostrom	0	Alberto Sangiovanni-Vincentelli	1,377
Ita Brennan	1,377	John B. Shoven	1,594
Lewis Chew	1,377	Young K. Sohn	1,377
Julia Liuson	1,377

(3)	No option awards were granted to the non-employee directors during fiscal 2021. As of January 1, 2022, the number of outstanding stock options held by each non-employee director was as follows:

Mark W. Adams	0	James D. Plummer	20,000
Susan L. Bostrom	0	Alberto Sangiovanni-Vincentelli	45,000
Ita Brennan	0	John B. Shoven	20,000
Lewis Chew	0	Young K. Sohn	20,000
Julia Liuson	0
(4)	The amounts listed in the “All Other Compensation” column above for Ms. Bostrom and Dr. Shoven consist of reimbursements pursuant to the Medical Reimbursement Plan described above.

18

(5)

Ms. Bostrom did not stand for re-election at the 2021 Annual Meeting, which was held on May 6, 2021. The shares of restricted stock granted to Ms. Bostrom in fiscal 2021 did not vest because her board service ended before the vesting date.

(6)	Ms. Liuson was appointed to the Board effective January 4, 2021.

19

STOCKHOLDER ENGAGEMENT

Cadence values and actively solicits input from its stockholders, which directly informs the Board’s decision-making on a variety of topics. In addition to management’s regular engagement with stockholders throughout the year, the Lead Independent Director annually leads a robust outreach program to obtain stockholder feedback on numerous important issues, which this year included our CEO succession, ESG, sustainable business practices, board composition and refreshment, culture, diversity, equity and inclusion, executive compensation, COVID-19 pandemic matters, and the 2021 stockholder proposal regarding written consent as more fully described below. For our engagement in the Fall of 2021, we reached out to more than 25 stockholders representing approximately 65% of our outstanding shares. The Board’s leadership and management will continue to engage with stockholders throughout 2022.

Responsiveness to Voting Results of 2021 Annual Meeting Proposals

At Cadence’s 2021 Annual Meeting, stockholders voted on a stockholder proposal to enable stockholders owning 10% of the outstanding shares of Cadence common stock to request a record date to initiate written consent (the “2021 Stockholder Proposal”). Of the shares present and entitled to vote at the 2021 Annual Meeting, approximately 61.7% voted against the 2021 Stockholder Proposal and accordingly, the 2021 Stockholder Proposal did not pass.

In response to the results of the 2021 Stockholder Proposal, and as part of the Board’s annual robust outreach program, the Lead Independent Director and senior management engaged with our stockholders on the results of the 2021 Annual Meeting, including the 2021 Stockholder Proposal, discussing generally Cadence’s corporate governance practices and the stockholders’ input and viewpoints on Cadence’s stockholders’ rights. As part of the outreach program, the Lead Independent Director and senior management received stockholder feedback on numerous important governance issues. The majority of stockholders expressing an opinion regarding the 2021 Stockholder Proposal generally indicated that, in light of the company’s amendment to its Bylaws in February 2021 to reduce the ownership threshold for stockholders to call special meetings and given the concentration of the company’s stockholder base, they were satisfied with the company’s current bundle of stockholder rights.

During the Lead Independent Director’s and senior management’s conversations with Cadence’s stockholders, they also discussed Mr. Adams’ service as President and Chief Executive Officer, and a director of, SMART Global Holdings, Inc. and a director of Seagate Technology plc with our stockholders. At Cadence’s 2021 Annual Meeting, approximately 27% voted against Mr. Adams’ re-election. We understand that Mr. Adams has significant responsibilities in his other roles; however, Mr. Adams’ positions outside of Cadence are consistent with our Corporate Governance Guidelines and Mr. Adams has repeatedly shown the utmost commitment to Cadence and is an active participant on our Board and on the committees in which he serves. In 2021, Mr. Adams attended all Board meetings as well as all six meetings of the Audit Committee and all six meetings of the Compensation Committee. We believe that Mr. Adams brings significant experience and insight to our Board through his outside directorships and his past six years of service on our Board, and Mr. Adams has demonstrated his ability to fully commit to Cadence’s Board’s needs.

Cadence continues to welcome stockholder feedback on these and other matters of importance and will incorporate such feedback appropriately into its decision-making and approach to stockholder engagement and corporate governance.

20

COMMUNICATION WITH DIRECTORS

Stockholders interested in communicating directly with the Board may do so by sending a letter to the following address:

Cadence Design Systems, Inc.

Board of Directors

c/o the Office of the Corporate Secretary

2655 Seely Avenue, Building 5

San Jose, California 95134

The Corporate Secretary will review the correspondence and will transmit such communications as soon as practicable to the identified director addressee(s), unless there are legal or other considerations that mitigate against further transmission of the communication, as determined by the Corporate Secretary. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded by the Corporate Secretary, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that the Corporate Secretary determines is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that the Board or individual directors so addressed will be advised of any communication withheld for legal or other considerations as soon as practicable.

21

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Corporate Governance and Nominating Committee has recommended, and the Board has nominated, the eleven nominees named below for election to the Board. Each director elected at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) will hold office until the 2023 Annual Meeting of Cadence stockholders and until his or her successor is elected and qualified, or until the director’s earlier resignation, removal or death.

Each nominee listed below is currently a Cadence director, and all nominees other than Dr. Devgan and Ms. Krakauer were previously elected by Cadence stockholders at the 2021 Annual Meeting. Dr. Devgan was appointed to the Board on August 2, 2021 in anticipation of his appointment to serve as the Company’s CEO on December 15, 2021. Ms. Krakauer was appointed to the Board on January 31, 2022 at the recommendation of the Corporate Governance and Nominating Committee, which employed a third party search firm to identify and evaluate potential candidates for the Board.

DIRECTOR QUALIFICATIONS AND DIVERSITY OF BACKGROUND

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee Cadence’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and Cadence’s current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing the Board membership criteria and recommending them to the Board for approval. The criteria, which are set forth in the Corporate Governance Guidelines, include a prospective nominee’s integrity, experience, judgment, diversity of background (including, among other factors, race, ethnicity and gender), independence, financial literacy, ability to commit sufficient time and attention to Board activities, skills such as an understanding of electronic design, semiconductor and electronics systems technologies, international background and other relevant characteristics. The Corporate Governance and Nominating Committee considers all of these criteria in the context of the needs of the Board from time to time. In addition, the Corporate Governance and Nominating Committee regularly discusses and annually reviews as a committee and with the Board the appropriate experience, skills and characteristics required of directors in the context of the current composition of the Board and its committees. In seeking diversity of background, the Corporate Governance and Nominating Committee seeks a variety of occupational and personal backgrounds and race, ethnicity and gender diversity on the Board in order to obtain a range of viewpoints and perspectives. This annual assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as Cadence’s needs evolve and change over time, and also enables the Board to assess the effectiveness of its policy to seek a diversity of background on the Board. In identifying director candidates from time to time, the Corporate Governance and Nominating Committee and the Board may establish specific skills and experience that it believes Cadence should seek in order to have an effective board of directors.

22

The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq listing standards.

Board Diversity Matrix (As of March 22, 2022)
Board Size:
Total Number of Directors	11
Gender:	Male	Female	Non-Binary	Gender Undisclosed

Number of directors based on gender identity	8	3	0	0
Number of directors who identify in any of the categories below:

African American or Black	0	0	0	0

Alaskan Native or American Indian	0	0	0	0

Asian	4	1	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	4	2	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Undisclosed	0

23

DIRECTOR NOMINEE QUALIFICATIONS, SKILLS AND EXPERIENCE

The Corporate Governance and Nominating Committee has determined that it is important for an effective Board to have directors with a balance of the qualifications, skills and experience set forth in the table below.

Summary of Qualifications, Skills and Experience

Compensation / Talent Management Experience in compensation, organizational management, leadership, talent development and identifying, recruiting and motivating top talent	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance Experience in providing oversight and support of the goals of the Board and management and experience in protection of stockholder interests	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓

Cybersecurity Understanding cybersecurity risks in enterprise operations		✓	✓	✓	✓	✓		✓	✓

Financial Expertise Experience in evaluating financial statements and capital structures and overseeing financial reporting and internal controls	✓	✓	✓	✓	✓		✓		✓	✓	✓

Government / Regulatory / Public Policy Experience in or working with governmental and regulatory organizations		✓	✓						✓

International Experience with global businesses, operations, strategy and customer bases	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓

Marketing Experience in marketing and branding of products and services and identifying and developing new markets for products and services	✓	✓	✓	✓	✓	✓				✓	✓

Operations

Current or former executives with significant operating experience, who are able to provide insight into developing, implementing and assessing an enterprise’s operating plan, business and strategy

	✓	✓	✓	✓	✓	✓				✓	✓

Risk Management Experience in overseeing risk management and understanding risks faced by enterprise operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Strategic Planning Experience in providing insight into developing, implementing and assessing businesses and strategy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Technology / Semiconductor / Electronic Design Automation

In-depth understanding of electronic design automation, semiconductor and electronics systems technologies; ability to understand and oversee the overall business and strategy, including product development and the acquisition of businesses that offer complementary products, technologies or services

	✓			✓	✓		✓	✓		✓	✓

24

DIRECTOR NOMINEES

The Corporate Governance and Nominating Committee believes that all eleven director nominees listed below are highly qualified and have the skills and experience required for service on the Board. The biographies set forth below contain information regarding their qualifications, skills and experience, including term of service as a Cadence director and age as of the Annual Meeting.

Mark W. Adams

Occupation: President and Chief Executive Officer, SMART Global Holdings, Inc. Age: 57 Director Since: 2015	Cadence Committees: • Compensation (Chair) • Finance

Mr. Adams has served as President and Chief Executive Officer of SMART Global Holdings, Inc., a compute, memory, and LED solutions provider, since August 2020. Mr. Adams served as Chief Executive Officer of Lumileds Holding B.V., a light engine technology company, from February 2017 to February 2019. Mr. Adams served as President of Micron Technology, Inc., a semiconductor solutions company, from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in a number of positions at Micron Technology, Inc., including interim Chief Financial Officer, Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron Technology, Inc., Mr. Adams served as Chief Operating Officer of Lexar Media, Inc. in 2006 and as Vice President of Sales and Marketing of Creative Labs, Inc. from 2002 to 2006.

Mr. Adams also serves as a director of Seagate Technology plc. and SMART Global Holdings, Inc.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

Ita Brennan

Occupation: Senior Vice President and Chief Financial Officer, Arista Networks, Inc. Age: 55 Director Since: 2020	Cadence Committees: • Audit • Corporate Governance and Nominating

Ms. Brennan has served as Senior Vice President, Chief Financial Officer of Arista Networks, Inc., a cloud networking solutions company, since 2015. Prior to joining Arista held a number of key finance roles including Chief Financial Officer of QuantumScape Corporation and Chief Financial officer of Infinera Corporation.

Ms. Brennan joined the board of Planet Labs PBC in August 2021 and served as a director of LogMeln, Inc. from November 2018 to September 2020.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  Government / Regulatory / Public Policy

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

25

Lewis Chew

Occupation: Former Executive Vice President and Chief Financial Officer, Dolby Laboratories, Inc. Age: 59 Director Since: 2020	Cadence Committees: • Audit (Chair)

Mr. Chew served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, Inc., an audio, voice and imaging technology company, from June 2012 to October 2021. Mr. Chew served as Senior Vice President of Finance and Chief Financial Officer of National Semiconductor Corporation, a designer and manufacturer of semiconductor components, from 2001 to 2011. Prior to joining National Semiconductor Corporation, Mr. Chew was a partner at KPMG LLP, an accounting firm.

Mr. Chew also serves as a director of Arista Networks, Inc. Mr. Chew served as a director of PG&E Corporation and Pacific Gas and Electric Company from 2009 to 2019.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  Government / Regulatory / Public Policy

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

Anirudh Devgan, Ph.D.

Occupation: President and Chief Executive Officer, Cadence Design Systems, Inc. Age: 52 Director Since: 2021	Cadence Committees: • N/A

Dr. Devgan has served as Chief Executive Officer of Cadence since December 2021 and President of Cadence since November 2017 and has been a member of the Cadence Board of Directors since August 2021. Prior to becoming President, he was Executive Vice President and General Manager of the Digital & Signoff and System & Verification groups at Cadence. Prior to joining Cadence in 2012, Dr. Devgan was General Manager and Corporate Vice President of the Custom Design Business Unit at Magma Design Automation. Previous roles include management and technical positions at IBM, where he received numerous awards including the IBM Outstanding Innovation Award. Dr. Devgan is an IEEE Fellow, has written numerous research papers, and holds several patents.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

26

Mary Louise Krakauer

Occupation: Former Executive Vice President and Chief Information Officer, Dell Corporation Age: 65 Director Since: 2022	Cadence Committees: • None

Ms. Krakauer has served as a director of Cadence since 2022. Ms. Krakauer retired as executive vice president, chief information officer of Dell Corporation, a global information technology company, in January 2017. Prior to that, she served in various executive positions at EMC Corporation, a global IT infrastructure company, which she joined in 2008, including executive vice president, chief information officer in 2016; executive vice president, business development, Global Enterprise Services during 2015; and executive vice president, Global Human Resources from 2012 to 2015. Ms. Krakauer also held executive general management roles at Hewlett-Packard Enterprise, Compaq Computer Corporation, and Digital Equipment Corporation.

Ms. Krakauer also serves as a director of Mercury Systems, Inc., DXC Technology, and Proterra Inc. Ms. Krakauer served as a director of Xilinx, Inc. from October 2017 to February 2022.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

Julia Liuson

Occupation: Corporate Vice President of the Developer Division of Microsoft Corporation Age: 51 Director Since: 2021	Cadence Committees: • Compensation • Corporate Governance and Nominating

Ms. Liuson has served as President of the Developer Division of Microsoft Corporation, a global technology provider since November 2021 and previously served as Corporate Vice President of the Developer Division from 2012 to November 2021. Prior to 2012, Ms. Liuson served in a number of leadership roles in product and engineering in the Microsoft Visual Studio product line and served as General Manager of Microsoft’s Server and Tools business in Shanghai. Ms. Liuson first joined Microsoft in 1992 and began her career as a software design engineer.

Skills & Qualifications: • Compensation / Talent Management • Cybersecurity • International • Marketing • Operations • Risk Management • Strategic Planning

27

James D. Plummer, Ph.D.

Occupation: John M. Fluke Professor of Electrical Engineering, Stanford University Age: 77 Director Since: 2011	Cadence Committees: • Audit • Compensation • Corporate Governance and Nominating (Chair)

Dr. Plummer has been a Professor of electrical engineering at Stanford University since 1978 and served as the Dean of the Stanford School of Engineering from 1999 to 2014. Dr. Plummer has received numerous awards for his research and is a member of the National Academy of Engineering. Dr. Plummer directed the Stanford Nanofabrication Facility from 1994 to 2000.

Dr. Plummer served as a director of Intel Corporation from 2005 to 2017 and International Rectifier Corporation from 1994 to 2014.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

Alberto Sangiovanni-Vincentelli, Ph.D.

Occupation: Edgar L. and Harold H. Buttner Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley Age: 74 Director Since: 1992	Cadence Committees: • Corporate Governance and Nominating

Dr. Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a Professor of electrical engineering and computer sciences at the University of California, Berkeley since 1976. Dr. Sangiovanni-Vincentelli was elected to the National Academy of Engineering in 1998 and received the Kaufman Award from the Electronic Design Automation Consortium in 2001, the IEEE/RSE Wolfson James Clerk Maxwell Medal for his exceptional impact on the development of electronics and electrical engineering or related fields in 2008, the ACM/IEEE A. Richard Newton Technical Impact Award in Electronic Design Automation in 2009 and the EDAA Lifetime Achievement Award in 2012.

Dr. Sangiovanni-Vincentelli also serves as a director of Cy4Gate SpA, Expert AI S.p.A. and KPIT Technologies Ltd.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  International

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

28

John B. Shoven, Ph.D.

Occupation: Lead Independent Director, Cadence Design Systems, Inc. Charles R. Schwab Professor of Economics, Emeritus, Stanford University Age: 74 Director Since: 1992	Cadence Committees: • Audit • Compensation • Corporate Governance and Nominating • Finance

Dr. Shoven has served as Chair of the Board since 2005. Dr. Shoven is the Charles R. Schwab Professor of Economics, Emeritus at Stanford University and served as the Director of the Stanford Institute for Economic Policy Research from 1999 to September 2015. He is also a senior fellow and the Chair, Emeritus of the Steering Committee at the Stanford Institute for Economic Policy Research, senior fellow at the Hoover Institution, fellow at the American Academy of Arts and Sciences and a research associate at the National Bureau of Economic Research. Dr. Shoven has been a member of the faculty at Stanford University since 1973, serving as Chairman of the Economics Department from 1986 to 1989, director of the Center for Economic Policy Research from 1988 to 1993 and as Dean of the School of Humanities and Sciences from 1993 to 1998.

Dr. Shoven also serves as a director of Exponent, Inc. and the Mountain View Board of American Century Funds. Dr. Shoven served as a director of Financial Engines, Inc. from 2010 to 2018.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Cybersecurity

•  Financial Expertise

•  Government / Regulatory / Public Policy

•  International

•  Risk Management

•  Strategic Planning

Young K. Sohn

Occupation: Former Corporate President and Chief Strategy Officer, Samsung Electronics Age: 66 Director Since: 2013	Cadence Committees: • Finance (Chair)

Mr. Sohn has served as senior advisor at Samsung Electronics, a consumer electronics company, since 2021, and as a founding managing partner at Walden Catalyst Management LLC, a venture capital firm, since November 2021. Mr. Sohn previously served as Corporate President and Chief Strategy Officer of Samsung Electronics from 2012 to 2020. Mr. Sohn also served as a senior advisor to Silver Lake Management LLC, a private investment firm, from 2012 through January 2021 and at Inphi Corporation, a provider of high-speed mixed signal semiconductor solutions, from 2012 to 2013 and as President and Chief Executive Officer from 2007 to 2012. Prior to joining Inphi Corporation, Mr. Sohn served as President of Agilent Technologies, Inc.’s Semiconductor Group from 2003 until 2005, as Chief Executive Officer of Oak Technology, Inc. from 1999 until it was acquired by Zoran Corporation in 2003, and in executive positions at Quantum Corporation from 1992 to 1999, including co-President and General Manager.

Mr. Sohn served as a director of ARM Holdings plc from 2007 to 2012, Cymer, Inc. from 2003 to 2013 and Inphi Corporation from 2007 to 2012.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

29

Lip-Bu Tan

Occupation: Executive Chair, Cadence Design Systems, Inc. Age: 62 Director Since: 2004	Cadence Committees: • N/A

Mr. Tan has served as Executive Chair of the Board of Cadence since December 2021. Mr. Tan served as Chief Executive Officer of Cadence from 2009 to December 2021. From January 2009 to November 2017, Mr. Tan also served as President of Cadence. In 1987, Mr. Tan founded Walden International, an international venture capital firm, and has served as its Chairman since its founding.

Mr. Tan also serves as a director of Schneider Electric SE, SoftBank Group Corp. and Credo Technology Group Holding Ltd. Mr. Tan served as a director of Hewlett Packard Enterprise Company from 2015 to 2021, Flextronics International Ltd. from 2003 to 2012, Inphi Corporation from 2002 to 2012, SINA Corporation from 1999 to 2015, Ambarella, Inc. from 2004 to 2017, Quantenna Communications, Inc. from 2015 to 2018, Semiconductor Manufacturing International Corporation from 2001 to 2018, Aquantia Corp. from 2015 to 2019 and Advanced Micro-Fabrication Equipment Inc. China (AMEC) from 2005 to 2020.

Skills & Qualifications:

•  Compensation / Talent Management

•  Corporate Governance

•  Financial Expertise

•  International

•  Marketing

•  Operations

•  Risk Management

•  Strategic Planning

•  Technology / Semiconductor / Electronic Design Automation

30

DIRECTOR TENURE

The Corporate Governance and Nominating Committee regularly reviews the tenure of Cadence’s directors and practices a long-term approach to board refreshment which is a regular topic in the Lead Independent Director-led stockholder engagement sessions. A number of changes have occurred in our Company’s Board over the past several years as part of our continuing efforts to ensure that our Board has the right skills and tenures to best oversee management and the execution of our strategy and the associated risks. Our Board is of the view that a mix of tenures that takes into consideration appropriate levels of continuity, institutional memory and fresh perspectives is critical in achieving and maintaining a high-performing board. Five of our eleven directors joined the Board within the last five years. In light of the addition of these new directors and the Chief Executive Officer transition in December 2021, our Board remains of the view that the continued stewardship of our longer tenured directors is an important complement to the substantial changes and refreshment the Board has made in recent years. The Board will continue to proactively manage its composition to ensure it has the appropriate mix of tenures and the requisite skills to address the Company’s current and future needs.

The following table sets forth the summary of the tenure of the director nominees:

Years of Service (as of 2022 Annual Meeting)

0 – 5 Years	6 – 10 Years	11+ Years

• Ita Brennan • Lewis Chew • Anirudh Devgan • Julia Liuson • Mary Louise Krakauer	• Mark W. Adams • James D. Plummer • Young K. Sohn	• Lip-Bu Tan • Alberto Sangiovanni-Vincentelli • John B. Shoven

31

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board of Directors recommends a vote FOR the election of each director nominee.

The election of directors at the Annual Meeting requires that each director receive a majority of the votes cast with respect to that director, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, however, the election of directors is contested, the directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. The election this year is not contested, so the majority voting standard outlined above applies.

Under the Corporate Governance Guidelines, in order for an incumbent Cadence director to become a nominee at the Annual Meeting, such director must submit an irrevocable resignation that becomes immediately effective if (1) the number of votes cast “for” such director does not exceed the number of votes cast “against” such director in an election that is not a contested election, and (2) the Board accepts the resignation in accordance with the policies and procedures adopted by the Board for such purpose. If a nominee who is currently serving as a Cadence director is not elected at the Annual Meeting, the Corporate Governance and Nominating Committee will make a recommendation to the Board as to whether to accept or reject such director’s resignation, or whether to take other action. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose (as required by applicable law) its decision and the reasons behind it within 90 days from the date the election results are certified.

If any nominee should be unavailable for election as a result of unexpected circumstances, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.

Abstentions will be treated as being present and entitled to vote on the election; however, abstentions will not be counted as votes “for” or “against” directors and will not have an effect on the election of directors. Broker non-votes will be treated as not being entitled to vote on the election of directors, and, therefore, will not be counted for purposes of determining whether the directors have been elected. Unless marked to the contrary, proxies received will be voted FOR the election of each of the eleven director nominees.

32

PROPOSAL 2: ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, Cadence stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of Cadence’s named executive officers as disclosed in this proxy statement. This proposal, which is commonly known as the “say-on-pay” proposal, provides stockholders the opportunity to express their views on the named executive officers’ compensation. Cadence has held a vote on the say-on-pay proposal annually, as determined by the Board and consistent with the past advisory vote by Cadence stockholders. The next say-on-pay proposal is expected to occur at the 2023 Annual Meeting of Cadence stockholders.

The Board and the Compensation Committee value feedback from Cadence stockholders on executive compensation and will review and consider the voting results when evaluating Cadence’s executive compensation program. At the 2021 Annual Meeting, approximately 90% of votes cast by Cadence stockholders approved the compensation of the named executive officers as disclosed in the 2021 proxy statement. Over the past fiver years, our say-on-pay proposals have had an average level of stockholder support of approximately 94% of the votes cast. In deciding how to vote on this proposal, stockholders are encouraged to read the “Compensation Discussion and Analysis” and the related tables and narrative in this proxy statement for the details of Cadence’s executive compensation program. As described in “Compensation Discussion and Analysis” below, the Board and the Compensation Committee designed Cadence’s executive compensation program to support the long-term success of Cadence and the creation of stockholder value. Cadence’s executive compensation program for fiscal 2021 tied a significant majority of the named executive officers’ compensation to performance. As a result, the pay-for-performance component in Cadence’s executive compensation program should be considered an important factor in Cadence’s strong performance in fiscal 2021, including its revenue of $2.988 billion for the year.

The Board and the Compensation Committee believe that the leadership provided by Cadence’s management team, including the named executive officers, was key to Cadence’s execution and strong performance in fiscal 2021, which contributed to a total stockholder return of 639% over the five fiscal year period through 2021 and 1,692% over the ten fiscal year period through 2021. In accordance with Section 14A of the Exchange Act, Cadence is asking its stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Cadence’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion in this proxy statement, is hereby APPROVED.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR the advisory resolution to approve named executive officer compensation.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, will not be counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR the advisory resolution to approve named executive officer compensation

33

PROPOSAL 3: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Cadence’s independent registered public accounting firm for the fiscal year ending December 31, 2022. PwC has served as our independent registered public accounting firm since February 26, 2020. Pursuant to the Audit Committee charter, the Audit Committee and the Board have directed management to submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives from PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PwC as Cadence’s independent registered public accounting firm is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If Cadence stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PwC. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Cadence’s independent registered public accounting firm.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. This proposal is considered a routine matter, and brokers are therefore permitted to exercise discretionary voting authority and vote shares held by them if the beneficial owners of the shares do not provide voting instructions. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of PwC.

34

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of four directors of Cadence who are “independent” as defined by Nasdaq’s listing standards and the Exchange Act. The Audit Committee met six times in fiscal 2021.

The Audit Committee operates under a charter that is available on the Corporate Governance page at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent registered public accounting firm and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance, and the performance of Cadence’s internal audit function, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.

In this context, the Audit Committee has reviewed and discussed the audited financial statements included in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 with Cadence’s management and PricewaterhouseCoopers LLP (“PwC”), Cadence’s independent registered public accounting firm. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, as well as PwC’s independence from Cadence and its management. In addition, the Audit Committee has received from PwC the written disclosures and letter regarding PwC’s communications with the Audit Committee concerning these matters and PwC’s independence, as required by the Public Company Accounting Oversight Board. The Audit Committee has also considered whether the provision of non-audit services by PwC to Cadence is compatible with PwC’s independence.

In reliance on the reviews and discussions referred to above, the then-current members of the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 for filing with the SEC.

AUDIT COMMITTEE

Lewis Chew, Chair

Ita Brennan

James D. Plummer

John B. Shoven

The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

35

FEES BILLED TO CADENCE BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2021 AND 2020

The following table presents fees incurred by Cadence for professional services rendered by PwC for the fiscal year ended January 1, 2022 and for the fiscal year ended January 2, 2021:

	Fiscal Year Ended January 1, 2022	Fiscal Year Ended January 2, 2021

	(In thousands)

Audit Fees(1)	$3,659	$3,283

Audit-Related Fees(2)	—	—

Total Audit and Audit-Related Fees	3,659	3.283

Tax Fees(3)	233	570

All Other Fees(4)	10	5

Total Fees	$3,903	$3,858

(1)

Includes fees for the audit of Cadence’s consolidated financial statements in Cadence’s annual report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements in Cadence’s quarterly reports on Form 10-Q and fees for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or other engagements.

(2)

Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.” There were no audit-related fees for fiscal 2020 or fiscal 2021.

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)

Includes fees for products and services provided by the independent registered public accounting firm, other than the services reported above. Other fees in fiscal 2020 and 2021 include subscription fees paid to access web-based research software and regulatory applications.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee pre-approves, or where permitted by the rules of the SEC, subsequently approves, the audit services and non-audit services provided by Cadence’s independent registered public accounting firm. In accordance with its charter, the Audit Committee has delegated its authority to pre-approve services to the Chair of the Audit Committee or, if the Chair is unavailable, another member of the Audit Committee, provided that such designees present any such approvals to the full Audit Committee at its next regularly scheduled meeting. All of the audit and non-audit fees reported in the table above were approved by the Audit Committee.

36

PROPOSAL 4: STOCKHOLDER PROPOSAL

Cadence received a stockholder proposal from John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who beneficially owns 100 shares of Cadence common stock (the “Proponent”). The Proponent has requested that Cadence include the following proposal and supporting statement in this proxy statement for the Annual Meeting. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative at the Annual Meeting.

This proposal and supporting statement are quoted verbatim below and Cadence is not responsible for any inaccuracies contained in them.

For the reasons set forth following the Proponent’s proposal, the Board opposes adoption of the proposal and recommends that you vote AGAINST the proposal.

Proposal 4 – Shareholder Right to Call for a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting. ·

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

It is important to adopt this proposal because all shares not held for one continuous year are 100% disqualified from formally participating in the call for a special shareholder meeting. Under this ill- conceived Cadence Design rule management discriminates against shareholders who bought Cadence Design stock during the past 12 months.

Such shareholders are now second-class shareholders as far as having input to management. And shareholders who recently made the investment decision to buy Cadence Design stock or increase their holdings can be the most informed shareholders.

It is important to adopt this proposal to make up for our useless version of a shareholder right to act by written consent. In order to take the first baby step to act by written consent shareholders who own 25% of our company must surrender their contact information to management.

With shareholder contact information in hand management gets a head start and can use deep pockets company money to use professional proxy solicitors to pester the owners of 25% of shares in an attempt to get them to change their mind on acting by written consent. In order to accomplish their objective the owners of 25% of our company must double their base. Meanwhile their base is easily attacked by management with free access to deep pockets company money.

Special meetings allow shareholders to vote on important matters, such as electing new directors with special expertise or independence that may be lacking in our current or future directors. This was the case with the 3 new Exxon directors supported by the Engine No. 1 hedge fund at the 2021 Exxon annual meeting.

Our management is best served by providing the means for 10% of shareholders, who may have special expertise, to bring emerging opportunities or solutions to problems to the attention of management and all shareholders.

37

A reasonable shareholder right to call for a special shareholder meeting can help make shareholder engagement meaningful. It is important to remember that management can abruptly discontinue any shareholder engagement program if it fails to give mostly cheerleading support to management.

A more reasonable shareholder right to call for a special shareholder meeting will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B as an alternative.

Please vote yes:

Special Shareholder Meeting Improvement – Proposal 4

VOTING INFORMATION AND BOARD RECOMMENDATION

The Board recommends a vote AGAINST this stockholder proposal. The Board shares the proponent’s commitment to strong corporate governance and believes in maintaining policies and practices that serve the best interests of all stockholders. After careful consideration, the Board believes that the proposal to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special stockholder meeting would not be in the best interests of the Company or its stockholders for the following reasons:

•	special meetings should only be called in extraordinary circumstances as they require substantial expenses and resources;

•	the existing 15% ownership threshold for stockholders to call special meetings was adopted in response to extensive stockholder engagement;

•	the proposed 10% threshold would allow a single stockholder, acting alone, to call a special meeting which could lead to abuse or unnecessary costs and disruption;

•	the proposed 10% threshold is lower than the vast majority of S&P 500 companies that offer stockholders the right to call special meetings; and

•	Cadence’s existing corporate governance practices, including proxy access and no supermajority voting requirements, afford stockholders powerful levers to hold directors accountable and pursue appropriate matters when necessary.

The existing 15% ownership threshold for stockholders to call special meetings was adopted in February 2021 in response to extensive engagement with stockholders.

At Cadence’s 2020 Annual Meeting, holders of approximately 44% of our outstanding shares (representing approximately 54% of shares present and entitled to vote) approved a stockholder proposal requesting that the Board amend our governing documents to give owners of a combined 10% of the outstanding shares the right to call special stockholder meetings (the “2020 Proposal”). At that time, Cadence’s Bylaws provided for a 25% combined ownership threshold for calling special meetings.

Cadence conducted an extensive stockholder outreach program in late 2020 to better understand the specific concerns and reasoning behind the vote on the 2020 Proposal. This stockholder outreach program contacted approximately 65% of Cadence’s then-outstanding shares. Stockholders that participated in our stockholder outreach program, including nine of our ten largest stockholders, provided the following key perspectives:

•	a significant number of stockholders believed that one stockholder, acting alone, should not be allowed to unilaterally call a special meeting; and

38

•	several stockholders indicated their support specifically for a 15% threshold, noting that it would then require at least two Cadence stockholders acting together to call a special meeting.

In response to the feedback, in February 2021 the Board amended Cadence’s Bylaws to decrease the ownership threshold required for calling a special meeting to 15%. Accordingly, one or more stockholders that together have continuously held beneficial ownership of at least 15% of all outstanding shares of Cadence common stock for at least one year prior to the date such request is delivered have the ability to require Cadence to call a special meeting.

The amendment also decreased, from 120 days to 30 days, the period of time after a meeting of stockholders during which another meeting covering the same or substantially similar topic cannot be called.

Given our extensive consideration and engagement on this issue in the last two years, the Board does not believe that lowering the threshold further to 10% serves the best interests of our stockholders.

Cadence’s stockholders already have a meaningful right to call a special meeting.

Following thoughtful review and consideration of the composition of our stockholder base, the feedback we received from our stockholders, the financial expense and business disruption resulting from the calling of a special meeting and the practices of other S&P 500 companies, the Board concluded that our existing 15% ownership threshold strikes a reasonable and appropriate balance between enhancing stockholder rights and protecting against the risk that a small group of stockholders, including stockholders with special interests, could call special meetings.

•	Cadence has two stockholders that reported having beneficial ownership above the proposed 10% threshold as of December 31, 2021. Adoption of a 10% threshold would allow a single stockholder, acting alone, to pursue narrow or special interests that may not be in the best interests of Cadence or the vast majority of our stockholders or that are not widely viewed as requiring immediate attention. While the existing 15% ownership threshold could be met by only two stockholders acting together – already an uncomfortably low number of stockholders when considering the 277,051,359 shares outstanding on the Record Date – the Board believes that the 15% threshold reflects the viewpoints provided by Cadence’s stockholders. The Board continues to believe that special meetings should only be called to consider extraordinary, pressing events that are of interest to more than just a small minority of stockholders.

•	Calling a special meeting would result in significant financial expense and business disruption. Special meetings are generally intended for extraordinary company business that must be addressed on an expeditious basis and cannot wait until the next annual meeting. Given the size of Cadence and our number of stockholders, a special meeting is a significant undertaking that requires substantial company expense and Board and management resources, irrespective of whether Cadence holds a special meeting in-person or virtually. For every special meeting, Cadence is required to provide each stockholder a notice of meeting and proxy materials, which results in significant legal, administrative and distribution expenses, as well as other costs. Additionally, conducting a special meeting diverts Cadence’s Board’s and management’s attention from their focus on enhancing stockholder value and operating our business in a competitive and rapidly evolving technology landscape. The Board believes that such diversion of attention and resources is only appropriate for a special meeting supported by a meaningful representation of Cadence’s stockholders.

•	Cadence’s 15% ownership threshold is already lower than more than two-thirds (68%) of our fellow S&P 500 companies that afford stockholders the right to call a special meeting. As of March 8, 2022, less than two-thirds (66%) of S&P 500 companies offered their stockholders the right to call a special meeting. Of those S&P 500 companies, a mere 18% of them had adopted a special meeting threshold of 10% or less. The rest of them had an ownership threshold at or above 15%, including more than two-thirds (68%) with an ownership threshold of 20% or higher.

39

Cadence annually engages stockholders between annual meetings and its strong, existing corporate governance practices provide Board accountability and responsiveness to stockholder concerns.

The Board believes that Cadence’s current special meeting stockholder right should be evaluated in the context of our demonstrated, ongoing commitment to best practices with respect to accountability and responsiveness to our stockholders and, in doing so, finds the proposed 10% threshold to be unnecessary. Cadence already provides its stockholders with opportunities to communicate their priorities to, and engage with, Board leadership and senior management between annual meetings and in addition to earnings’ calls. Some of these corporate governance practices are:

•	Robust Stockholder Engagement. Cadence’s Lead Independent Director and senior management meet with a significant number of stockholders at least annually to solicit feedback on governance topics of each stockholder’s choosing, typically including Cadence’s corporate governance practices, executive compensation, ESG and corporate social responsibility. In 2021, we held engagement meetings with top stockholders and other key stakeholders representing over 47% of our shares outstanding as of September 30, 2021. These discussions are immensely valuable in helping us better understand our stockholders’ views on these topics, improve particular practices and disclosure and foster long-term relationships with our stockholders.

•	No Supermajority Voting. In 2019, at the Board’s recommendation, Cadence stockholders amended our Certificate of Incorporation to eliminate supermajority vote requirements and implemented a majority of outstanding voting stock standard for certain corporate actions.

•	Proxy Access. Cadence stockholders have proxy access rights to nominate directors for election to be included in the company’s proxy statement.

•	Stockholder Input on Director Nominations Outside of Proxy Access. In addition to proxy access, Cadence stockholders have the ability to recommend director candidates to the Board’s Corporate Governance and Nominating Committee, which evaluates any such candidate in the same manner as it evaluates candidates recommended from other sources. Stockholders also have the option to directly nominate director candidates and solicit proxies for the election of those candidates in accordance with our Bylaws and the federal securities laws.

•	Annual Election of Board of Directors. Cadence’s directors are elected annually, and stockholders can remove directors with or without cause.

•	Majority Voting Standard. Cadence’s directors are elected by majority vote in uncontested elections. Cadence requires each director to submit a contingent resignation letter in advance of each annual meeting in case the director fails to receive a majority vote.

•	Independent Board Leadership. For nearly all of fiscal 2021, Cadence’s Chairman of the Board was an independent director, Dr. Shoven. In connection with the CEO transition on December 15, 2021 and Lip-Bu Tan’s appointment to the role of Executive Chair, Dr. Shoven was appointed Lead Independent Director and continues his leadership of the Board in that capacity. Additionally, all Board committees are chaired by independent directors.

•	Majority Independent Board. Nine of eleven directors nominated for election to the Board are independent.

•	Independent Committees. Cadence’s Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Finance Committee are comprised entirely of independent directors.

•	No Stockholder Rights Plan. Cadence does not have a stockholder rights plan, also known as a poison pill.

40

For these reasons, the Board recommends a vote AGAINST Proposal 4: Stockholder Proposal.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, will not be counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted AGAINST the proposal.

41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP

The following table sets forth certain information regarding the ownership of Cadence common stock as of March 7, 2022, the Record Date, unless otherwise indicated below, by:

•	All those known by Cadence to be beneficial owners of more than 5% of its common stock;

•	Each of the current or former executive officers named in the 2021 Summary Compensation Table presented below under “Compensation of Executive Officers;”

•	All directors and director nominees; and

•	All current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)

Beneficial Owner	Number of Shares	Percent of Total

Five Percent Stockholders:

BlackRock, Inc.(2)	31,520,631	11.30%

55 East 52nd Street New York, NY 10055

The Vanguard Group(3)	31,373,044	11.24

100 Vanguard Blvd. Malvern, PA 19355

Massachusetts Financial Services Company(4)	19,361,368	6.94

111 Huntington Avenue Boston, MA 02199

Directors and Executive Officers:

Mark W. Adams(5)(6)	18,784	*

Ita Brennan(5)	4,177	*

Lewis Chew(5)	4,224	*

Anirudh Devgan(5)	215,571	*

Mary Louise Krakauer(5)	86	*

Julia Liuson(5)	1,534	*

James D. Plummer(5)(7)	43,674	*

Alberto Sangiovanni-Vincentelli(5)	81,667	*

John B. Shoven(5)(8)	200,168	*

Young K. Sohn(5)	51,174	*

Lip-Bu Tan(5)(9)	2,087,932	1.24

John M. Wall(5)	145,062	*

Thomas P. Beckley(5)	211,765	*

Chin-Chi Teng(5)	153,446	*

Neil Zaman(5)	105,421	*

All current executive officers and directors as a group (17 persons)(10)	5,592,732	1.99

42

*	Less than 1%.

(1)

This table is based upon information provided by stockholders pursuant to Schedules 13G filed with the SEC and by Cadence’s executive officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than 5% of Cadence outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of the executive officers and directors is as of the Record Date. Applicable percentages are based on 278,376,130 shares of Cadence common stock outstanding on the Record Date, adjusted as required by rules promulgated by the SEC.

(2)

BlackRock, Inc. filed Amendment No. 13 to its Schedule 13G with the SEC on February 7, 2022, indicating that it beneficially owns 31,520,631 shares, for which it has sole voting power with respect to 27,547,764 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 31,520,631shares and shared dispositive power with respect to none of the shares.

(3)

The Vanguard Group filed Amendment No. 11 to its Schedule 13G with the SEC on February 9, 2022, indicating that it beneficially owns 31,373,044 shares, for which it has sole voting power with respect to none of the shares, shared voting power with respect to 468,339 shares, sole dispositive power with respect to 30,225,434 shares and shared dispositive power with respect to 1,147,610 shares.

(4)

Massachusetts Financial Services Company filed Amendment No. 7 to its Schedule 13G with the SEC on February 2, 2022, indicating that it beneficially owns 19,361,368 shares, for which it has sole voting power with respect to 19,179,032 shares, shared voting power with respect to none of the shares, sole dispositive power with respect to 19,361,368 shares and shared dispositive power with respect to none of the shares.

(5)

Includes shares that executive officers named in the 2021 Summary Compensation Table presented under “Compensation of Executive Officers” and directors of Cadence have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options as follows:

Mark W. Adams	0	John B. Shoven	20,000
Ita Brennan	0	Young K. Sohn	20,000
Lewis Chew	0	Lip-Bu Tan	1,397,111
Anirudh Devgan	254,211	John M. Wall	100,718
Mary Louise Krakauer	0	Thomas P. Beckley	155,311
Julia Liuson	0	Chin-Chi Teng	56,967
James D. Plummer	20,000	Neil Zaman	28,371
Alberto Sangiovanni-Vincentelli	45,000

(6)	Includes 17,407 shares held by the Adams Family Trust dated 10/27/2000, of which Mr. Adams and his spouse are trustees, and for which Mr. Adams shares voting and investment power with his spouse.

(7)	Includes 15,000 shares held by the Plummer Family Trust, of which Dr. Plummer and his spouse are trustees, and for which Dr. Plummer shares voting and investment power with his spouse.

(8)	Includes 195,781 shares held by the Shoven Family Trust dated 03/01/2012, of which Dr. Shoven and his spouse are trustees, and for which Dr. Shoven shares voting and investment power with his spouse.

(9)

Includes 1,307,268 shares held by the Lip-Bu Tan and Ysa Loo Trust dated 2/3/1992, of which Mr. Tan and his spouse are trustees and for which Mr. Tan shares voting and investment power with his spouse; 15,000 shares held by A&E Investment LLC, the sole member of which is the Lip-Bu Tan and Ysa Loo Trust dated

43

2/3/1992 and Mr. Tan and the co-trustee disclaim pecuniary interest in those shares; 7,000 shares held by L Tan & N Lee TTEE, Pacven Walden Inc. 401(k) PSPS, FBO Lip-Bu Tan for which Mr. Tan has sole voting and investment power; and 31,400 shares held by IRA FBO Lip-Bu Tan DB Securities Inc. Custodian Rollover Account dated 5/19/1997 for which Mr. Tan has sole voting and investment power.

(10)	Includes 2,118,538 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days after the Record Date upon exercise of outstanding stock options.

44

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation program for Cadence’s named executive officers (the “NEOs”). Cadence’s NEOs for fiscal 2021 were the Executive Chair and former CEO, the CEO, the CFO and the three most highly compensated executive officers other than the Executive Chair, CEO and the CFO:

•	Lip-Bu Tan, Executive Chair and Former CEO

•	Anirudh Devgan, President and CEO

•	John M. Wall, Senior Vice President and CFO

•	Thomas P. Beckley, Senior Vice President, General Manager, Custom IC & PCB Group

•	Chin-Chi Teng, Senior Vice President, Research and Development

•	Neil Zaman, Senior Vice President and Chief Revenue Officer

On July 21, 2021, the Board appointed Dr. Devgan as President and Chief Executive Officer of Cadence, effective December 15, 2021 (the “Transition Effective Date”), and appointed Dr. Devgan to the Board effective August 1, 2021. Dr. Devgan replaced Mr. Tan, who stepped down as CEO and assumed the position of Executive Chair as of the Transition Effective Date and continues to serve as a director. In connection with this management transition, Cadence adjusted the compensation levels of Messrs. Tan and Devgan to reflect their new roles and entered into an amended and restated employment agreement with Dr. Devgan and a transition letter agreement with Mr. Tan. These agreements and the compensation adjustments are described further below under “CEO Transition Compensation.”

EXECUTIVE SUMMARY

Cadence’s Fiscal 2021 Performance Highlights

Cadence delivered exceptional business results for 2021, driven by highly innovative solutions and outstanding execution. Generational industry trends continued to drive robust design activity at both semiconductor and system companies as Cadence accelerated its Intelligent System Design strategy by introducing over a dozen significant innovative products and making key strategic acquisitions. Steady growth in revenue along with disciplined execution continued to drive operating margin expansion, while delivering five straight years of 50%+ incremental margins and $1.1 billion of operating cash flow for the year;

In particular in fiscal 2021, Cadence:

•	continued to execute its Intelligent System Design strategy with its announcement of thirteen significant new products, which included the highly innovative Cadence Cerebrus solution, a machine learning-based tool for design optimization, and the Cadence Integrity 3D-IC platform for advanced packaging;

•	significantly expanded its core EDA and IP solutions footprint, including at market leading customers;

•	furthered its System Analysis strategy by expanding into the computational fluid dynamics domain through the acquisitions of NUMECA and Pointwise Inc.;

•	deepened its partnerships with leading foundry, IP and cloud service providers; and

•	saw growing utilization of the Cadence Cloud portfolio, with over 250 customers using Cadence’s solutions in the cloud.

45

The Board and the Compensation Committee believe that the leadership provided by Cadence’s management team was key to Cadence’s execution and strong performance in fiscal 2021, which contributed to a total stockholder return (“TSR”) of 37% in fiscal 2021 and 639% over the five fiscal year period through 2021. In addition, during such five fiscal year period, Cadence’s cumulative total return outperformed that of the S&P 500 Index, the S&P 500 Information Technology Index and the Nasdaq Composite Index, as shown in the graph below. Over the 10 fiscal year period through 2021, Cadence achieved TSR of 1,692% and its market capitalization increased from $2.8 billion to $51.6 billion.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* Among Cadence Design Systems, Inc., the Nasdaq Composite Index, the S&P 500 Index and the S&P Information Technology Index $0 $100 $200 $300 $400 $500 $600 $700 1/2/16 12/31/16 12/30/17 12/29/18 12/28/19 1/2/21 Cadence Design Systems, Inc. Nasdaq Composite S&P 500 S&P 500 Information Technology *$100 invested on 1/2/16 in stock or index, including reinvestment of dividends. Fiscal year ending January 2. Copyright© 2021 Standard & Poor's, a division of S&P Global. All rights reserved.

(*)

The graph assumes that the value of the investment in Cadence common stock and in each index on December 31, 2016 (including reinvestment of dividends) was $100 and tracks it each year thereafter on the last day of Cadence’s fiscal year through January 1, 2022 and, for each index, on the last day of the calendar year.

CEO Transition Compensation

In connection with the appointment of Dr. Devgan to the position of CEO and Mr. Tan to the position of Executive Chair, the Company entered into new employment arrangements with each to reflect his new role. Dr. Devgan’s employment agreement was amended and restated to provide severance benefits consistent with the levels provided to Mr. Tan as CEO. In addition, effective upon his assumption of the CEO role, Dr. Devgan’s base salary and Senior Executive Bonus Plan (“SEBP”) target as a percentage of base salary were increased to $725,000 and 125%, respectively, to bring his CEO cash compensation in line with Cadence’s historical practices while providing an overall competitive pay opportunity by delivering more compensation in the form of long-term equity vehicles. Dr. Devgan also received a one-time promotion grant of stock options with a grant date fair value of $15,000,000. After considering the input of Semler Brossy, the Compensation Committee determined that a promotional stock option grant was appropriate to recognize Cadence was at an important inflection point as an organization with the CEO transition and the importance of Dr. Devgan’s leadership through and beyond this transition. The

46

Compensation Committee desired to structure the promotional grant in a way that immediately aligned Dr. Devgan’s tenure as CEO with shareholder interests and incentivized Dr. Devgan to execute on his vision and strategy with respect to the Company. In addition, as described below, Dr. Devgan received a 2022 Long Term Plan (“LTP”) Award in January 2022 as part of Cadence’s periodic LTP Award program, with a grant date fair value of $20,534,057. The Compensation Committee believes that the performance-based equity that Dr. Devgan received in the form of stock options and the 2022 LTP Award create important incentives to create additional shareholder value. Without strong and sustained stock price performance, these awards will have no/low value to Dr. Devgan.

In connection with his transition to the position of Executive Chair, Mr. Tan’s base salary and SEBP bonus target as a percentage of base salary were reduced to $600,000 and 115%, respectively. In addition, Mr. Tan and Cadence entered into a letter agreement where Mr. Tan agreed to forego any cash severance in the event of his termination of employment and acknowledged that he would cease to receive additional equity grants from Cadence. Under the terms of the letter agreement, Mr. Tan will serve as Executive Chair until such time as otherwise determined by the parties and, should such Executive Chair service terminate prior to March 31, 2024, Mr. Tan will continue to serve as a non-officer employee through March 31, 2024, performing such duties as designated by the CEO or the Board. Based on Mr. Tan’s continued services, including supporting the CEO on the Company’s strategy and assisting with customer and ecosystem partner relationships, Mr. Tan will continue to vest in his outstanding equity awards in accordance with their terms.

2022 LTP Awards

In furtherance of the Compensation Committee’s focus on aligning compensation with stock performance, the Compensation Committee has periodically granted long-term equity awards with vesting subject to stockholder return targets to complement the executive officers’ annual equity grants. By design, the LTP Awards are entirely performance-based and provide value to the recipients only if there are sustained and significant increases in stockholder value during the multi-year performance period of the awards.

The Compensation Committee granted a new set of LTP Awards in January 2022 to all then-serving executive officers other than Mr. Tan (the “2022 LTP Awards”). The timing of this award is consistent with Cadence’s previous practice to grant LTP awards to the executive team every three years (previous awards made in 2016 and 2019) and closely aligns with the timing of Dr. Devgan’s promotion to the CEO role. The 2022 LTP Awards are similar in design to LTP Awards granted in prior years in that the awards do not fully vest until more than five years after the date of grant (i.e., on March 15, 2027) and vesting is contingent upon Cadence’s stock performance exceeding both absolute price targets and a relative performance benchmark measured in the first quarter of 2025, 2026 and 2027. These awards also contain a new provision not included in previous LTP awards, requiring executives to hold any earned shares for an additional one-year period after the shares vest (subject to withholding for payroll taxes upon vesting and different treatment upon various termination scenarios).

As noted above in the performance highlights, we believe that the prior LTP Awards have contributed to driving top of market shareholder returns since their implementation in 2016. For the 2022 LTP Awards, the Compensation Committee maintained similar rigorous performance requirements such that the maximum amount of the award will only be earned if Cadence more than doubles the share price. The threshold and maximum price targets for the 2022 LTP Award are $245.00 and $359.00, respectively, which were anchored on the 20-trading day trailing average of $179.05 at the time of the grant.

No value is shared with executives from the 2022 LTP Award until the share price reaches the threshold value of $245.00. At this threshold, Cadence would reach roughly $70 billion in market value, which is a $19 billion increase from the market value at the date of grant. In order for the executives to share in the maximum value of the 2022 LTP Award, the share price will have to reach a value of $359.00, creating roughly $101 billion in market value, or a $50 billion increase from the date of grant.

47

The following graphic provides an overview of the 2016, 2019 and 2022 LTP Award cycles.

LTP Award History (2016, 2019, and 2022 Awards)1 2022 LTP Maximum: $359 2022 LTP Award Performance Period:January 2022 to March 2027 Vesting Dates: 1. March 2025 2. March 2026 3. March 2027 2022 LTP Threshold: $245 2022 LTP Grant Date of1/13/2022 at $170.18 Price 2019 LTP Maximum: $138 2019 LTP Threshold: $77.80 2019 LTP Award Performance Period:March 2019 to March 2024 Vesting Dates: 1. March 2022 2. March 2023 3. March 2024 2016 LTP Award Performance Period: February 2016 to March 2021 Vesting Dates: 1. March 2019 2. March 2020 3. March 2021 2019 LTP Grant Date of 3/15/2019 at $60.99 Price 2016 LTP Grant Date of 2/8/2016 at $19.60 Price 2016 LTP Maximum: $43 2016 LTP Threshold: $28 2016 LTP Grant Date of 2/8/2016 at $19.60 Price 1/1/16 1/1/17 1/1/18 1/1/19 1/1/20 1/1/21 1/1/22 1/1/23 1/1/24 1/1/25 1/1/26 1/1/27 Time Period $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 $220 $240 $260 $280 $300 $320 $340 $360 $380 Cadence Share Price

[1]	This chart illustrates the primary LTP Awards granted to executive officers and does not reflect the terms of any off-cycle grants.

Cadence’s Fiscal 2021 Compensation Structure and Mix

Cadence’s fiscal 2021 executive compensation program was designed to be consistent with its executive compensation principles, pay-for-performance philosophy and commitment to sound corporate governance, as summarized below.

As with prior years, a significant majority of the NEOs’ target direct compensation was delivered in the form of at-risk compensation. The graphics below show that the fiscal 2021 target direct compensation for the CEO and the other NEOs, excluding the one-time retention award granted to Mr. Wall in December 2021 and Dr. Devgan’s promotion option award granted upon the Transition Effective Date as discussed above, was weighted towards at-risk, variable incentive awards (in the form of both short-term cash incentives and equity incentives) rather than base salaries. Because Mr. Tan served as CEO at the time the fiscal 2021 compensation decisions were made, the CEO graphic below illustrates Mr. Tan’s compensation and Dr. Devgan’s fiscal 2021 target compensation is included in the graphic with respect to the Company’s other NEOs.

48

CEO TARGET COMPENSATION MIX	OTHER NEO AVERAGE TARGET COMPENSATION MIX

Base Salary 7.9% Short-Term Cash Incentives 10.0% Long-Term Equity Incentives 82.1% 92.1% At-Risk Pay	Base Salary 13.0% Short-Term 12.6% Cash Incentives Long-Term Equity Incentives 74.4% 87.0% At-Risk Pay

See “Elements of Fiscal 2021 Executive Compensation” below for a more detailed discussion of Cadence’s fiscal 2021 executive compensation.

Cadence’s Executive Compensation Practices

Cadence continued its commitment to sound corporate governance in its executive compensation program, as demonstrated by the following highlights:

•	Clawback Policy. Cadence has a clawback policy that is applicable to the executive officers’ performance-based compensation.

•	Anti-Hedging Policy. Cadence’s Securities Trading Policy prohibits hedging, short-sales and similar transactions by Cadence employees, including its executive officers.

•	Limited Perquisites Provided to Executive Officers. Cadence provides limited perquisites to its executive officers.

•	No Tax Gross-Ups. Cadence did not provide tax gross-ups to any of its executive officers and executive officers are not entitled to receive tax gross-ups in connection with a change in control.

•	Regular Compensation Risk Review. The Compensation Committee conducts a formal review of the risks associated with Cadence’s executive compensation practices, policies and programs on an annual basis and assesses such risks as part of its regular decision-making process.

•	Stock Ownership Guidelines. All of Cadence’s executive officers are in compliance with Cadence’s Stock Ownership Guidelines, which require ownership of shares of Cadence common stock with a minimum value of three times the annual base salary for each of Cadence’s Executive Chair and CEO and the annual base salary for Cadence’s other executive officers, in each case, within five years of appointment as an officer.

•	Independent Compensation Consultant. The Compensation Committee engages its own compensation consultant, Semler Brossy, which does not provide any services to management or otherwise to Cadence and has no prior relationship with any of Cadence’s executive officers.

SAY-ON-PAY

At the 2021 Annual Meeting, stockholders again expressed strong support for Cadence’s executive compensation program, with approximately 90% of the votes cast for approval of the advisory “say-on-pay” vote, and an average level of stockholder support of approximately 94% of the votes cast for approval of the advisory “say-on-pay” vote over the past five years. The Compensation Committee determined that the company’s executive compensation objectives and compensation elements continued to be appropriate and did not make any changes to the company’s executive compensation program in response to the 2021 say-on-pay vote.

49

DETERMINING EXECUTIVE COMPENSATION

Executive Compensation Objectives

Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate, and retain highly qualified, talented and creative executives with the leadership and innovation skills necessary to achieve Cadence’s annual and long-term business objectives. Cadence seeks to accomplish these objectives by means that are designed to be aligned with the long-term interests of its stockholders.

Cadence’s executive compensation program is based on the following principles:

•	Total direct compensation and other compensation elements are targeted to be competitive with peer companies and market practices, taking into account each executive officer’s scope of responsibility, impact, criticality and individual performance; and

•	A substantial portion of compensation of the executive officers is at-risk and is highly dependent on Cadence’s short-term and long-term financial, operational and stock performance.

The Compensation Committee oversees the executive compensation program and assesses executive compensation on a continuous basis to monitor Cadence’s adherence to these principles. The executive compensation program is designed to be results-oriented and dependent on the achievement of key financial goals, strategic objectives, and the long-term performance of Cadence’s stock.

Competitive Compensation Levels

For fiscal 2021, the Compensation Committee assessed the competitiveness of each element of the executive officers’ total direct compensation, including the annualized impact of any outstanding LTP Awards, against Cadence’s peer group, as discussed below. The Compensation Committee also periodically reviews the competitiveness of the executive officers’ severance and change in control arrangements and the broad-based employee benefit plans in which the executive officers participate.

In particular, the Compensation Committee considered the competitiveness of the executive officers’ compensation as compared to executives with similar titles and responsibilities at companies with which Cadence competes for executive talent (the “Peer Group”). In order to accurately reflect the pool from which executive talent is drawn and to which it is lost, the Peer Group includes publicly listed companies located throughout the United States that are deemed comparable to Cadence in revenue, market capitalization and scope, are in similar technical fields, and compete in the same talent market as Cadence, each as further described in the Peer Group selection criteria chart below. The Peer Group excludes companies that are foreign or are in businesses or industries that are not considered by the Compensation Committee to be reasonably comparable.

Selection Criteria	Fiscal 2021 Peer Group

Geographic Location	Located in the United States

Industry	Application Software, Communications Equipment, Electronic Components, Semiconductor, Semiconductor Equipment, Systems Software, Electronic Equipment and Instruments, Internet Services and Infrastructure, and IT Consulting and Other Services

Financial Scope	Revenue approximately one-half to two times that of Cadence’s trailing twelve-month revenue at the time the Peer Group is determined, and greater than $2 billion market capitalization

In July 2020, the Compensation Committee worked with Semler Brossy to review and approve the Peer Group for fiscal 2021. The median revenue of the companies included in the fiscal 2021 Peer Group was approximately

50

$2.5 billion (calculated based on the most recently available trailing four fiscal quarters as of June 15, 2020). Cadence’s revenue for the same period was approximately $2.4 billion. In determining the Peer Group that would be used for fiscal 2021, the Compensation Committee assessed the companies fitting the selection criteria stated above and sought to include companies located in the Bay Area with similar growth profiles and market multiples.

The Peer Group approved by the Compensation Committee for evaluating fiscal 2021 competitive compensation levels is comprised of the following companies:

Fiscal 2021 Peer Group(1)

ANSYS, Inc.	Keysight Technologies, Inc.	ServiceNow, Inc.(2)

Autodesk, Inc.	Marvell Technology Group Ltd.	Skyworks Solutions, Inc.

Arista Networks(2)	Maxim Integrated Products, Inc.	Splunk Inc.

Citrix Systems, Inc.	National Instruments Corporation	Synopsys, Inc.

Dolby Laboratories, Inc.	Nutanix, Inc.(2)	Workday, Inc.(2)

Fortinet, Inc.	PTC Inc.	Xilinx, Inc.

(1)

The following companies were removed from the Peer Group used to evaluate fiscal 2021 compensation decisions: Cirrus Logic, Inc.; Cree, Inc. (now known as Wolfspeed); Cypress Semiconductor Corporation; KLA Corporation; and Red Hat, Inc. These companies were removed due to acquisition activities (Red Hat, Cypress Semiconductor) or were less optimal comparators going forward due to their outsized scale and less direct business fits (i.e., less software/design oriented).

(2)	Represents a new peer company for fiscal 2021, which was selected based on the peer group selection criteria discussed above.

In August 2021, the Compensation Committee reviewed the Peer Group that would be used to evaluate fiscal 2022 compensation decisions and did not make any changes as the current Peer Group of companies was considered by the Compensation Committee to remain appropriate from a size and scale perspective.

Compensation Determinations

Consistent with the principles of Cadence’s executive compensation program outlined above, the Compensation Committee determines the market levels of each executive officer’s compensation by reference to the compensation paid by the companies in the Peer Group, with consideration to similar titles and responsibilities. For the purposes of this assessment, the Compensation Committee considers the annual base salary, short-term cash incentive compensation, grants of equity incentive compensation (based on the grant date fair value of such equity awards), and the annualized value of outstanding LTP Awards. Cadence does not target executive compensation at a specific level or percentile relative to compensation provided by the companies in the Peer Group, whether for total direct compensation or any element of executive compensation. Instead, when determining compensation for the executive officers, the Compensation Committee takes into account each of the following compensation factors, without prescribing particular weightings:

•	Cadence Compensation Factors:

•	Cadence’s financial and operational performance as compared to the performance of the companies in the Peer Group

•	Cadence’s relative size and scope of business as compared to the companies in the Peer Group

•	Cadence’s budget considerations

51

•	Individual Compensation Factors:

•	Compensation paid to executives with similar titles and responsibilities as the individual at the companies in the Peer Group

•	Individual performance over the preceding year

•	Strategic importance of the individual’s position

•	Criticality, experience and ability of the individual to impact corporate and/or business group results

•	Marketability and scarcity in the market of the individual’s skills and talents

•	Expected future contributions of the individual

•	Historical compensation of the individual

•	Retention risks related to the individual

•	Relative positioning/performance of the individual versus other Cadence executives

The Compensation Committee retains and does not delegate any of its responsibility to determine executive compensation. However, for executive officers other than the Executive Chair and CEO, the CEO makes assessments and recommendations to the Compensation Committee on their respective base salaries, short-term cash incentive compensation and equity incentive compensation based upon an assessment of the “Cadence Compensation Factors” and the “Individual Compensation Factors” outlined above. The Compensation Committee then reviews these assessments and recommendations and determines whether to approve or modify the CEO’s recommendations. The Compensation Committee also evaluates the Executive Chair and CEO based on the compensation factors described above, and the assessment from such evaluation is used to determine the Executive Chair and CEO’s compensation. The Compensation Committee, in its sole discretion, makes all decisions related to the Executive Chair’s, CEO’s and the other NEOs’ compensation.

ELEMENTS OF FISCAL 2021 EXECUTIVE COMPENSATION

The fiscal 2021 compensation of Cadence’s executive officers, including the NEOs, was comprised of the following main elements:

•	Total direct compensation, consisting of:

•	Base salary

•	Short-term cash incentive compensation

•	Equity incentive compensation (including stock options and incentive stock awards)

•	Other compensation and benefits, consisting of:

•	Broad-based employee benefit plans

•	Non-qualified deferred compensation plan

•	Severance benefits

Consistent with Cadence’s executive compensation principles outlined above, an executive officer’s total direct compensation is based on Cadence’s performance and on the performance of the individual executive officer, as well as on the Compensation Committee’s view of the level of total direct compensation sufficient to attract, motivate and retain qualified executives. Cadence does not have a pre-established policy or target for allocating compensation between fixed and variable pay elements or for allocating among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the Peer Group and Cadence’s short-term and long-term strategic

52

objectives. The Compensation Committee believes that the executive compensation program should motivate the executive officers to drive strong and sustained performance for Cadence. Accordingly, the executive officers’ compensation is weighted towards at-risk, variable incentive awards — short-term cash incentives and equity grants — rather than base salaries.

Base Salaries

Cadence offers its executive officers an annual base salary to compensate them for services rendered during the year. Base salaries are considered essential for the attraction and retention of talented executive officers and are determined using the compensation factors described above. The executive officers’ base salaries are reviewed annually by the Compensation Committee, but do not automatically or necessarily increase each year. Changes to the executive officers’ base salaries, if any, are typically made in the first quarter of the fiscal year or in connection with an executive officer’s promotion or change in responsibilities.

In February 2021, consistent with the process discussed under “Compensation Determinations” above, the Compensation Committee reviewed the base salaries of the then-serving NEOs. The base salaries for each NEO other than Mr. Tan was increased to bring his target cash compensation more in line with competitive market levels for his position and, in the case of Messrs. Devgan, Wall and Zaman, in recognition of strong performance in each of their respective roles. The Compensation Committee determined that the base salary for Mr. Tan was appropriate and would remain unchanged.

The fiscal 2020 and 2021 base salaries of the NEOs are shown in the chart below.

Name	Fiscal 2020 Base Salary	Fiscal 2021 Base Salary

Lip-Bu Tan*	$725,000	$725,000

Anirudh Devgan*	550,000	600,000

John M. Wall	440,000	500,000

Thomas P. Beckley	400,000	425,000

Chin-Chi Teng	400,000	425,000

Neil Zaman	425,000	500,000

*	As of the Transition Effective Date, Mr. Tan’s base salary was reduced to $600,000 and Dr. Devgan’s base salary was increased to $725,000.

Short-Term Cash Incentive Compensation under the Senior Executive Bonus Plan

Overview. Cadence provides its executive officers with the opportunity to earn short-term cash incentive compensation under its SEBP. The purpose of SEBP is to reward executive officers for performance during a single fiscal year (or portions thereof) and to provide incentives for them to achieve Cadence’s short-term financial and operational goals, as measured against specific performance criteria relative to Cadence’s overall business results and individual performance. Cash bonus payouts under SEBP for fiscal 2021 were determined semi-annually based on base salary earned in each half of the fiscal year.

For each executive officer other than the Executive Chair and CEO, the CEO makes an assessment and recommendation for each individual’s target bonus. The Compensation Committee reviews the CEO’s recommendation, as described above under “Compensation Determinations,” and approves (with or without modification, in its sole discretion) the CEO’s recommendation. For the Executive Chair and CEO, the Compensation Committee is solely responsible for assigning a target bonus based on its review of the performance of Cadence and the Executive Chair and CEO, as applicable, as described above under “Compensation Determinations.”

53

In February 2021, consistent with the process discussed under “Compensation Determinations” above, the Compensation Committee reviewed the target bonus levels of the then-serving NEOs. The Compensation Committee determined that the fiscal 2020 target bonus levels as a percentage of base salary for Messrs. Beckley, Devgan, Teng, Tan, Wall, and Zaman were appropriate and would remain unchanged for fiscal 2021.

The base salaries, target bonus levels under SEBP, and actual bonuses earned by the NEOs for fiscal 2021 (as determined using the criteria described below) are set forth in the table below.

		Senior Executive Bonus Plan

Name	Base Salary	Target Bonus (as % of Base Salary)	Target Bonus	Actual Bonus

Lip-Bu Tan*	$725,000	125%	$906,250	$1,372,290

Anirudh Devgan*	600,000	115	690,000	1,109,054

John M. Wall	500,000	100	500,000	788,207

Thomas P. Beckley	425,000	100	425,000	628,490

Chin-Chi Teng	425,000	100	425,000	657,251

Neil Zaman	500,000	100	500,000	784,476

*	As of the Transition Effective Date, Mr. Tan’s target opportunity, as a percentage of base salary was reduced to 115% and Dr. Devgan’s target opportunity was increased to 125%.

Performance Factors. Each NEO’s actual bonus under SEBP for fiscal 2021 was determined by multiplying his or her base salary earned during the bonus period by his or her target bonus percentage, the product of which is then multiplied by two factors: (i) a “Company Performance Factor” and (ii) an “Individual Performance Factor.” In fiscal 2021, the Company Performance Factor was comprised of (a) a “Revenue Component” (weighted 45%) and (b) an “Operating Margin Component” (weighted 55%), and the Individual Performance Factor was comprised of (y) a “Quality Component” (weighted 25%) and (z) an “Executive Leadership Component” (weighted 75%). The combination of these performance factors is intended to ensure that all critical aspects of performance are considered in determining short-term cash incentive awards.

The bonus determination under SEBP is illustrated below:

Base Salary Earned During Bonus Period x Target Bonus % x Company Performance Factor x Individual Performance Factor = Actual Bonus 45% Revenue 55% Non-GAAP Operating Margin 25% Quality 75% Executive Leadership

Determination of Company Performance Factor. The Company Performance Factor is designed to reflect Cadence’s overall financial performance. The weightings and performance components used to determine the Company Performance Factor are reviewed by the Compensation Committee, in consultation with the CEO, for each performance period to evaluate whether the weightings and performance components align with what the Compensation Committee and the CEO believe are the most important factors that influence Cadence’s business and financial performance and directly impact long-term stockholder value.

54

The Revenue Component is a percentage ranging from 0% to 150% that is a function of Cadence’s total revenue for the performance period as compared to the pre-established revenue target (the “Revenue Target”) for the same performance period.

The Operating Margin Component is a percentage ranging from 0% to 150% that is a function of Cadence’s non-GAAP operating margin for the performance period divided by a pre-established non-GAAP operating margin target (the “Operating Margin Target”) for the same performance period. For purposes of SEBP, non-GAAP operating margin is defined as the ratio of non-GAAP income from operations (that is, GAAP operating income adjusted for amortization of acquired intangibles, stock-based compensation expense, non-qualified deferred compensation expenses or credits, restructuring and other charges or credits, acquisition- and integration-related costs, and special charges) divided by total revenue.

For both components of the Company Performance Factor, the Compensation Committee excludes the impact of acquisitions made by Cadence during the applicable performance period if such acquisitions were not taken into account in the setting of the targets.

For each half of fiscal 2021, the revenue and non-GAAP operating margin performance targets and actual performance against such targets used to determine the Company Performance Factor were as follows:

	1st Half 2021		2nd Half 2021

	Revenue (in millions)	Non-GAAP Operating Margin	Revenue (in millions)	Non-GAAP Operating Margin

2021 SEBP Target	$1,435	35.0%	$1,481	34.0%

Actual Achievement	$1,464	38.8%	$1,524	36.1%

Company Performance Factor	119.4%		115.15%

Determination of Individual Performance Factor. As described under “Performance Factors” above, for fiscal 2021, the Individual Performance Factor consisted of two components (both expressed as a percentage ranging from 0% to 150%): (i) a Quality Component based on criteria such as the accomplishment of quality goals, quality improvement, leadership of quality initiatives and customer satisfaction and (ii) an Executive Leadership Component based on criteria such as the achievement of strategic objectives, leadership within the organization, talent acquisition and retention, and fiscal management.

The Individual Performance Factor criteria specific to each NEO that were considered by the Compensation Committee for fiscal 2021 are set forth below:

•	Mr. Tan: Delivered exceptional business results; strengthened partnerships with key customers and ecosystem players, accelerated Cadence’s Intelligent System Design strategy with introduction of significant innovative products and key strategic acquisitions; conducted a successful and seamless transition of the CEO role to Dr. Devgan and positioned Cadence for a successful 2022.

•	Dr. Devgan: Conducted a smooth CEO transition with respect to all stakeholders, internally and externally. Led double-digit revenue growth based on exciting wins at key customers and new market expansion. Launched over a dozen new, significant products and championed key acquisitions to expand our Total Available Market in furtherance of Cadence’s Intelligent System Design strategy. Sponsored talent initiatives critical to competitive differentiation and diversity, equity and inclusion objectives.

•	Mr. Wall: Exceeded all major financial targets for the year: revenue, operating margin, and EPS and for the first time, reached the milestone of over $1B in operating cash flow; execution against long-term operating model; and sponsored advancement of Cadence’s sustainable business practices.

55

•	Mr.: Beckley: Took Custom IC & PCB business to a new level of scale and success. Drove our expansion beyond EDA with continued double digit growth in the system design and analysis segment, through innovative product s, and successful integration of key acquisitions, leading to new customer acquisition in new vertical segments.

•	Dr. Teng: Led strong exceptional growth for the Digital business with continued proliferation of our digital full flow solutions at market-leading customers and key wins with hyperscalers. Launched innovative products to drive competitive differentiation.

•	Mr. Zaman: Exceeded revenue, bookings and new business targets. Partnered effectively with the General Managers to capitalize on Cadence’s Intelligent System Design strategy, enabling expansion to new customers and markets.

Actual Bonus Payments. Based on its assessment of Cadence’s performance and individual performance as described above, the Compensation Committee approved the following bonus payouts under SEBP for each half of fiscal 2021:

	1st Half 2021		2nd Half 2021

Name	(% of Target)(1)	($)	(% of Target)(1)	($)

Lip-Bu Tan	137.6%	$623,539	157.1%	$748,751

Anirudh Devgan	146.3	504,614	158.3	604,440

John M. Wall	144.8	361,931	158.3	426,276

Thomas P. Beckley	134.9	286,709	149.3	341,781

Chin-Chi Teng	140.1	297,683	157.1	359,568

Neil Zaman	143.3	358,200	158.3	426,276

(1)	The percentage of target is equal to (a) the actual bonus amount divided by (b) the actual base salary earned during each bonus period multiplied by the target bonus percentage.

Equity Incentive Compensation

Overview. Consistent with the principles of Cadence’s compensation for its executive officers outlined above, equity incentives are designed to provide executive officers with an ownership stake in Cadence, promote stock ownership to align the executive officers’ interests with those of other Cadence stockholders, and create significant incentives for executive retention. Specifically, equity incentives in the form of stock options provide an opportunity for Cadence to reward its executive officers solely to the extent Cadence’s stock price increases from the date of grant, which aligns the interests of executive officers with those of Cadence stockholders. Further, the executive officers generally must remain employed at Cadence during the period required for the stock options to vest, except as otherwise provided for in the award agreement or the Company’s severance arrangements. Equity incentive awards in the form of incentive stock awards also align the interests of executive officers with the interests of stockholders through stock ownership, require continued employment of the executive throughout the vesting period, and increase in value when Cadence’s stock price increases. The vesting of incentive stock awards granted to Cadence’s executive officers is also subject to the achievement of performance goals originally intended to qualify the awards as “performance-based compensation” under Section 162(m) of the Internal Revenue Code before passage of the Tax Cuts and Jobs Act. Although the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code has been repealed, the Compensation Committee continued to maintain the performance goal requirement for incentive stock awards granted in fiscal 2021.

Additionally, as an important component of executive officers’ equity incentive compensation, the Compensation Committee has periodically made grants of LTP Awards. The Compensation Committee granted LTP Awards to all then-serving executive officers in fiscal 2016 and fiscal 2019, with additional grants to Messrs. Tan and Wall in

56

fiscal 2017. The Compensation Committee, with input and collaboration from its independent compensation consultant, designed the LTP Awards to further focus the executive officers on building strong, sustained levels of growth, to provide a pay opportunity for exceptional market performance by Cadence, and to inspire innovation and resourcefulness to achieve Cadence’s strategic priorities over a multi-year performance period. By design, the LTP Awards provide value to the recipients only if there is a significant increase in stockholder value during the multi-year performance period of the awards. The Compensation Committee continues to assess Cadence’s equity incentive compensation program and may make future grants of LTP Awards, such as the fiscal 2022 LTP awards described below, with similar or different design parameters as prior LTP Awards, as it deems appropriate.

When the Compensation Committee determines and approves individual equity grants to executive officers, it considers each of the compensation factors set forth under “Compensation Determinations,” without prescribing particular weight to any of the compensation factors. In addition, the Compensation Committee reviews the CEO’s assessments and recommendations as to the equity compensation for all of the executive officers except himself and the Executive Chair.

Fiscal 2021 Equity Grants. The Compensation Committee believes equity incentive grants provide the appropriate level of executive alignment with Cadence stockholder interests and reward Cadence’s executives for building long-term stockholder value. The fiscal 2021 equity grants were designed to create balance among stock options (which provide value only if the stock price increases) and incentive stock awards (which provide more certain retention value subject to the fulfillment of certain vesting conditions, while still providing an incentive to improve Cadence’s stock performance).

In February 2021, the Compensation Committee approved stock option and incentive stock award grants for the NEOs as part of the annual equity program. Approximately 50% of the fiscal 2021 equity grants for the Executive Chair who was serving as CEO at the time of the annual grant consisted of stock options, and approximately 34% of the other NEOs’ annual fiscal 2021 equity grants in the aggregate consisted of stock options, with the remainder of the equity grants being incentive stock awards. The foregoing does not take into account Dr. Devgan’s promotion grant or Mr. Wall’s performance recognition grant, each of which was granted in December 2021. The Compensation Committee continued to place significant weight on stock options to focus on stock price appreciation over the seven-year term of the stock option. The stock options granted to the NEOs in February 2021 vest monthly over four years from the date of grant and expire seven years from the date of grant. The incentive stock awards granted to the NEOs in February 2021 vest over three years, with one-third of the award shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to achievement of the performance goal requirement mentioned above.

Other 2021 Equity Grants. In December 2021 and after considering the input of Semler Brossy, Mr. Wall was granted a one-time incentive stock award with a grant date fair value of $5,000,000 in recognition of Mr. Wall’s strong performance in his role and to support the retention of Mr. Wall during the period of CEO transition and the criticality of Mr. Wall’s leadership during this period. In addition, as discussed above in the “CEO Transition Compensation” section, in connection with Dr. Devgan’s assumption of the CEO role, Dr. Devgan received a one-time promotion grant. After considering the input of Semler Brossy, the Compensation Committee determined that a promotional stock option grant was appropriate to recognize Cadence was at an important inflection point as an organization with the CEO transition and the importance of Dr. Devgan’s leadership through and beyond this transition. The Compensation Committee desired to structure the promotional grant in a way that immediately aligned Dr. Devgan’s tenure as CEO with shareholder interests and incentivized Dr. Devgan to execute on his vision and strategy with respect to the Company. The Compensation Committee believes that together the promotion option grant and the 2022 LTP Award described above create important, additional incentives to continue our strong performance trajectory and create additional, sustained shareholder value. Without strong and sustained stock price performance, these awards will have no/low value to Dr. Devgan.

Outstanding LTP Awards. Beginning in 2016, Cadence has periodically granted LTP Awards to its then-serving senior management team. The LTP Awards were designed to motivate executives to lead Cadence to achieve outstanding levels of performance and value creation. All outstanding LTP Awards are structured similarly in that

57

they measure share price performance over multi-year performance periods and rely on a combination of (1) absolute price thresholds that must be maintained at each measurement date and (2) a relative TSR assessment against a S&P IT index.

•	2016 LTP Awards and 2017 LTP Awards: March 15, 2021 represented the end of the performance period for the LTP Awards granted in 2016 to each of the then-serving executive officers (the “2016 LTP Awards”) and the LTP Awards granted in 2017 to Messrs. Tan and Wall. Per the terms of the LTP Award agreements, a portion of the shares subject to the 2016 LTP Awards and 2017 LTP Awards had previously vested based on Cadence’s stock price performance as of March 15, 2019 and March 15, 2020 exceeding the required stock price hurdles and Cadence’s relative TSR as compared to the S&P MidCap 400 Information Technology Index for the applicable grant year. Cadence’s 20-day average stock price on March 15, 2021 was $135.27 and its TSR relative to the comparator groups as of February 8, 2016 and February 21, 2017 was in the 96th percentile and 94th percentile, respectively. In comparison, the stock price on the date of grant of the 2016 LTP Awards was $19.27 and the stock price on the date of grant of the 2017 LTP Awards to Messrs. Tan and Wall was $28.44 and $38.41, respectively. Accordingly, the remaining shares subject to the 2016 LTP Awards and 2017 LTP Awards vested on such date and no award shares were forfeited from the 2016 and 2017 LTP Awards.

•	2019 LTP Awards: The LTP Award grants on March 15, 2019 to the then-serving executive officers are eligible to begin vesting when Cadence’s 20-day average stock price exceeded a threshold of $77.80 per share and full vesting is scheduled to occur when the average stock price reaches a goal of $138 per share, with the first vesting date on March 15, 2022 and subject to a vesting cap of 33% of the award shares. The 2019 LTP Awards also require relative TSR to exceed the 35th percentile of the companies in both the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of March 15, 2019 in order for the awards to vest.

Grant Timing Policy

The Compensation Committee and senior management monitor Cadence’s equity grant policies to evaluate whether such policies comply with governing regulations and are consistent with good corporate practices. Historically, grants to the executive officers have generally been made at the Compensation Committee meeting held in February of each year, after results for the preceding fiscal year become available and after review and evaluation of each executive officer’s performance, enabling the Compensation Committee to consider both the prior year’s performance and expectations for the succeeding year in making grant decisions. The Compensation Committee reviewed this policy in February 2022 and revised its grant timing policy, effective with the 2022 grants, to provide that annual grants to the executive officers will be made March 15th of each year rather than at the February Compensation Committee meeting. In addition, the Compensation Committee may make grants at any time during the year it deems appropriate, including with respect to new hires or transitions.

Deferred Compensation

In fiscal 2021, all of the NEOs were eligible to defer compensation otherwise payable to them under a nonqualified deferred compensation plan maintained by Cadence (the “Deferred Compensation Plan”). The Deferred Compensation Plan is designed to allow for salary deferral above the limits imposed by the Internal Revenue Code for 401(k) plans on an income tax-deferred basis. Under the Deferred Compensation Plan, non-employee directors and selected employees who are classified as officers, vice presidents, directors, or an equivalent title are eligible to participate. Amounts deferred under the Deferred Compensation Plan are held in accounts with values indexed to the performance of mutual funds or money market accounts selected by the participant. The investment options made available under the Deferred Compensation Plan are substantially similar to those available under Cadence’s tax-qualified 401(k) plan. Cadence does not match contributions made under the Deferred Compensation Plan. Unlike 401(k) plans with contributions housed in a trust and protected from creditors under the Employee Retirement Income Security Act of 1974 (ERISA), the Deferred Compensation Plan is unfunded and is subject to the claims of creditors. As a result, participants in the Deferred Compensation Plan have rights in the plan only as unsecured creditors. Cadence maintains the Deferred Compensation Plan for the purposes of providing a competitive benefit and allowing all participants, including the NEOs, an opportunity to defer income tax payments on their cash compensation.

58

Other Employee Benefit Plans

The executive officers, including the NEOs, are eligible for the same benefits generally available to Cadence employees. These include participation in a tax-qualified 401(k) plan, employee stock purchase plan, and group life, health, dental, vision, and disability insurance plans. Cadence does not currently offer guaranteed pension benefits in the United States. Cadence periodically assesses the competitiveness of its broad-based employee benefit plans. Cadence aims to provide benefits to its employees that are competitive with market practices.

Perquisites

Cadence provided limited perquisites to its NEOs during fiscal 2021, with the main perquisite provided being the payment of $45,000 for a Hart-Scott-Rodino filing fee that was paid by Cadence on behalf of Mr. Tan for the reporting of Mr. Tan’s cumulative beneficial ownership in Cadence resulting from his CEO equity compensation, particularly his 2019 LTP grant. Cadence does not provide its executive officers with club memberships, financial planning assistance, personal use of private aircraft or tax gross-up payments.

Severance Benefits

The Compensation Committee periodically reviews typical industry practices concerning severance and change in control arrangements and considers how those practices compare to Cadence’s severance and change in control arrangements. Cadence has entered into employment agreements with Messrs. Tan and Devgan that provide for benefits upon termination of employment under certain circumstances, such as in connection with a change in control of Cadence.

In fiscal 2016, Cadence adopted the Executive Severance Plan, which provides certain severance benefits to individuals promoted to or hired as executive officers of Cadence, to the extent designated as a participant in the Executive Severance Plan by the Compensation Committee. Each of the NEOs other than Messrs. Tan and Devgan have each been designated as a participant in the Executive Severance Plan. In designing the Executive Severance Plan, the Compensation Committee structured the severance benefit levels based on Cadence’s historical practices, as reflected in the executive employment agreements in place with Messrs. Tan and Devgan.

Cadence provides these severance benefits as a means of retaining executive officers, focusing executive officers on stockholder interests when considering strategic alternatives and providing income protection in the event of involuntary loss of employment. In general, the employment agreements and the Executive Severance Plan provide for severance benefits upon Cadence’s termination of the executive’s employment without “cause.” The employment agreements, but not the Executive Severance Plan, provide severance benefits upon resignation by the executive in connection with a “constructive termination” without a change in control. In the event of a change in control of Cadence, and if the executive’s employment is terminated without “cause” or by the executive in connection with a “constructive termination,” the executive will receive enhanced severance benefits. Accordingly, Cadence provides for enhanced severance benefits only in the event of a “double trigger” because it believes that the executive officers would be materially harmed only if a change in control results in reduced responsibilities or compensation, or loss of employment.

See “Potential Payments upon Termination or Change in Control” below for a more detailed discussion of the severance and change in control arrangements with the NEOs.

STOCK OWNERSHIP GUIDELINES

Cadence’s Stock Ownership Guidelines require that Cadence’s executive officers hold shares of Cadence common stock with a value equal to or greater than a specific value, as set forth below. These guidelines are designed to further align the interests of Cadence’s executive officers with the interests of stockholders and to reinforce Cadence’s commitment to sound corporate governance.

59

Position	Minimum Value of Shares	Years to Meet Guidelines

Executive Chair	3X annual base salary	5 years

Chief Executive Officer	3X annual base salary	5 years

Other Executive Officers	1X annual base salary	5 years

Compliance with the Stock Ownership Guidelines is measured on the last trading day of each fiscal year in which the guidelines are applicable (the “Ownership Measurement Date”), based on the average closing price of Cadence common stock during the 20 trading day period ending on the Ownership Measurement Date (the “Measurement Price”). As of December 31, 2021 (the last trading day of Cadence’s fiscal 2021), all NEOs satisfied Cadence’s Stock Ownership Guidelines.

Should any executive officer not meet the Stock Ownership Guidelines on the Ownership Measurement Date based on the Measurement Price or on any other date based on the closing price of Cadence common stock on such date, such executive officer is required to retain an amount equal to 100% of the “net shares” received as a result of the exercise, vesting or settlement of any Cadence equity award granted to such executive officer until the guideline is met. “Net shares” are those shares that remain after the shares are sold or withheld to pay any applicable exercise price or taxes for the award. The Compensation Committee retains the discretion to grant a hardship exception to an executive officer if he or she fails to meet the guidelines as of the Ownership Measurement Date.

The following forms of equity interests in Cadence count towards satisfaction of the Stock Ownership Guidelines: restricted or incentive shares (whether vested or unvested), shares subject to RSUs, shares obtained through Cadence’s Employee Stock Purchase Plan (the “ESPP”), shares obtained through the exercise of stock options or upon settlement of restricted stock, shares purchased on the open market, shares owned outright by the executive officer or his or her immediate family members residing in the same household, shares held in trust for the benefit of the executive officer or his or her family and restricted shares granted under Cadence’s equity plans.

CLAWBACK POLICY

Cadence has adopted a clawback policy, which provides that if Cadence restates its reported financial results, the Board will review all bonuses and other awards made to the NEOs on the basis of having met or exceeded performance goals during the period covered by the restatement and will, to the extent practicable and considered in the best interests of stockholders, instruct Cadence to seek to recover or cancel such bonuses or awards to the extent that performance goals would not have been met under such restated financial results.

COMPENSATION COMMITTEE REPORT

The current members of the Compensation Committee have reviewed and discussed the “Compensation Discussion and Analysis” above with management. Based on this review and discussion, the current members of the Compensation Committee recommended to the Board the inclusion of the “Compensation Discussion and Analysis” in this proxy statement and incorporation by reference into Cadence’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022.

COMPENSATION COMMITTEE

Mark W. Adams, Chair

Julia Liuson

James D. Plummer, Ph.D.

John B. Shoven, Ph.D.

60

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or was during or prior to fiscal 2021, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves or served as a director or member of the compensation committee of another entity where an executive officer of such other entity serves or served as a director of Cadence or member of the Compensation Committee.

61

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the compensation awarded to, paid to, or earned by Cadence’s NEOs in fiscal 2021 and, to the extent required by SEC disclosure rules, in fiscal 2020 and fiscal 2019.

2021 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1) ‡	All Other Compensation ($)(5)	Total ($)

Anirudh Devgan Chief Executive Officer	2021	$604,808	$2,499,956	$17,496,404	$1,109,054	$25,572	$21,735,794
	2020	561,539	2,640,035	1,359,478	972,416	10,422	5,543,890
	2019	550,000	6,528,009	1,358,505	698,084	171,921	9,306,519
Lip-Bu Tan Former Chief Executive Officer	2021	720,192	4,500,004	4,499,646	1,372,290	73,884	11,166,016
	2020	738,942	3,750,000	3,748,545	1,353,419	13,734	9,604,640
	2019	725,000	14,275,220	2,996,685	1,137,596	12,055	19,146,556

John M. Wall Senior Vice President and Chief Financial Officer	2021	500,000	7,310,069	1,189,938	788,207	10,572	9,798,786
	2020	448,462	1,419,019	730,724	688,197	10,160	3,296,562
	2019	375,000	2,999,992	543,396	490,636	9,444	4,418,468

Thomas P. Beckley Senior Vice President, General Manager, Custom IC & PCB Group	2021	425,000	1,484,957	764,946	628,490	13,106	3,316,499
	2020	400,000	1,320,018	679,730	605,007	12,697	3,025,144
	2019	375,000	2,999,992	543,396	470,614	12,288	4,401,290

Chin-Chi Teng Senior Vice President, Research and Development	2021	425,000	1,484,957	764,946	657,251	11,638	3,343,792
	2020	407,692	1,485,020	764,701	581,953	10,259	3,249,625

Neil Zaman Senior Vice President and Chief Revenue Officer	2021	500,000	1,980,035	1,019,901	784,476	10,572	4,294,984
	2020	425,000	1,320,018	679,730	647,602	10,141	3,090,664
	2019	400,000	3,132,027	611,328	495,508	9,853	4,648,716

(1)	Includes amounts deferred pursuant to Section 401(k) of the Internal Revenue Code and the Deferred Compensation Plan.

(2)

Variances in the “Salary” column above versus annual base salary amounts for fiscal 2020 are a result of the impact of a 53-week fiscal year in fiscal 2020 as compared to 52-week fiscal years in fiscal 2021 and fiscal 2019.

(3)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2021 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards for fiscal 2021 are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022, and the assumptions used to calculate the valuation of the awards for prior years are set forth in the Notes to Consolidated Financial Statements in Cadence’s annual reports on Form 10-K for the corresponding years. While the grant date fair value of awards reflects the full value of the awards in the year of grant, the awards will be earned by the holder over a number of years, and the stock awards are subject to performance conditions. The terms of the applicable awards are discussed in more detail in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2021” and “Outstanding Equity Awards at 2021 Fiscal Year End.” The amount shown is based on the price of Cadence common stock on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore may not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

(4)	The amount shown for fiscal 2021 consists of incentive stock awards (“ISAs”).

62

The per share and aggregate grant date fair values of the ISAs granted in fiscal 2021, calculated pursuant to FASB ASC 718, are set forth below.

The table below sets forth the per share and aggregate grant date fair values of the ISAs granted to Cadence’s NEOs in fiscal 2021:

	ISAs
Name	Shares	Per Share ($)	Aggregate ($)
Anirudh Devgan	18,113	$138.02	$2,499,956
Lip-Bu Tan	32,604	138.02	4,500,004
John M. Wall	16,736	138.02	2,309,903
John M. Wall	27,135	184.27	5,000,166
Neil Zaman	14,346	138.02	1,980,035
Chin-Chi Teng	10,759	138.02	1,484,957
Thomas P. Beckley	10,759	138.02	1,484,957

(5)

The amounts listed in the “All Other Compensation” column above reflect the following and, unless noted below, are based upon the actual cost expended by Cadence in connection with the following amounts for fiscal 2021:

•	For Dr. Devgan, the amount shown includes $8,700 for 401(k) matching contributions, $1,872 for term life insurance premium payments and $15,000 for legal fees that Cadence agreed to reimburse Dr. Devgan in connection with the negotiation of Dr. Devgan’s employment agreement.

•	For Mr. Tan, the amount shown includes $8,700 for 401(k) matching contributions, $5,184 for term life insurance premium payments and $15,000 for legal fees that Cadence agreed to reimburse Mr. Tan in connection with the negotiation of Mr. Tan’s chairman agreement. The amount shown also includes $45,000 which reflects our payment of the required filing fee of $45,000 incurred by Mr. Tan under the Hart-Scott-Rodino Act of 1976, or HSR Act, as approved by the Compensation Committee. Mr. Tan was required to file under the HSR Act in connection with his receipt of equity grants as part of his regular compensation at Cadence. Mr. Tan was responsible for any taxes due as a result of Cadence paying the HSR Act filing fee and was not provided a tax gross-up payment.

•	For Mr. Wall, the amount shown includes $8,700 for 401(k) matching contributions and $1,872 for term life insurance premium payments.

•	For Mr. Zaman, the amount shown includes $8,700 for 401(k) matching contributions and $1,872 for term life insurance premium payments.

•	For Dr. Teng, the amount shown includes $8,700 for 401(k) matching contributions and $2,938 for term life insurance premium payments.

•	For Mr. Beckley, the amount shown includes $8,700 for 401(k) matching contributions and $4,406 for term life insurance premium payments.

63

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2021

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Anirudh Devgan	2/25/21	$—	$—	$ —	—	—	—	18,113	—	—	$2,499,956
	2/25/21	—	—	—	—	—	—	—	62,614	138.02	2,499,808
	12/15/21	—	—	—	—	—	—	—	280,993	184.27	14,996,596
	SEBP	0	690,000	1,552,500	—	—	—	—	—	—	—
Lip-Bu Tan	2/25/21	—	—	—	—	—	—	32,604	—	—	4,500,004
	2/25/21	—	—	—	—	—	—	—	112,705	138.02	4,499,646
	SEBP	0	906,250	2,039,063	—	—	—	—	—	—	—
John M. Wall	2/25/21	—	—	—	—	—	—	13,150	—	—	1,814,963
	2/25/21	—	—	—	—	—	—	3,586	—	—	494,940
	2/25/21	—	—	—	—	—	—	—	23,418	138.02	934,943
	2/25/21	—	—	—	—	—	—	—	6,387	138.02	254,995
	12/15/21	—	—	—	—	—	—	27,135	—	—	5,000,166
	SEBP	0	500,000	1,125,000	—	—	—	—	—	—	—
Thomas Beckley	2/25/21	—	—	—	—	—	—	10,759	—	—	1,484,957
	2/25/21	—	—	—	—	—	—	—	19,160	138.02	764,946
	SEBP	0	425,000	956,250	—	—	—	—	—	—	—
Chin-Chi Teng	2/25/21	—	—	—	—	—	—	10,759	—	—	1,484,957
	2/25/21	—	—	—	—	—	—	—	19,160	138.02	764,946
	SEBP	0	425,000	956,250	—	—	—	—	—	—	—
Neil Zaman[1]	2/25/21	—	—	—	—	—	—	11,238	—	—	1,551,069
	2/25/21	—	—	—	—	—	—	3,108	—	—	428,966
	2/25/21	—	—	—	—	—	—	—	20,011	138.02	798,921
	2/25/21	—	—	—	—	—	—	—	5,535	138.02	220,980
	SEBP	0	500,000	1,125,000	—	—	—	—	—	—	—

(1)

The Non-Equity Incentive Plan Awards consist of cash bonuses under the SEBP. Pursuant to the terms of the SEBP, bonus amounts are based on base salary earned during the year by each NEO. The minimum dollar amount for each such bonus award is $0.

(2)

The stock awards granted to Messrs. Devgan, Tan, Wall, Beckley, Teng, and Zaman on February 25, 2021 were granted under the Omnibus Plan and vest over three years, with 1/3rd of the shares subject to each such stock award vesting twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of certain specified performance goals. The stock award granted to Mr. Wall on December 15, 2021 was granted under the Omnibus Plan and vests over three years, with 1/3rd of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in four equal semi-annual installments.

(3)

The stock options granted to Messrs. Devgan, Tan, Wall, Beckley, Teng, and Zaman on February 25, 2021 and the stock options granted to Dr. Devgan on December 15, 2021, were granted under the Omnibus Plan and vest over four years, with 1/48th of the shares vesting each month after the date of grant.

(4)	The exercise price of the stock options is the closing price of Cadence common stock on the date of grant.

(5)

In accordance with SEC rules, the amount shown reflects the grant date fair value of stock awards and option awards granted during fiscal 2021 calculated pursuant to FASB ASC 718. The assumptions used to calculate the valuation of the awards are set forth in Note 9 to the Notes to Consolidated Financial Statements in Cadence’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022. The grant date fair value of the stock awards and stock options granted during fiscal 2021 is based on the price of Cadence common stock

64

on the date the award was granted and does not reflect any fluctuations in the price of Cadence common stock subsequent to the grant date. The amount shown therefore does not reflect the financial benefit that the holder of the award will actually realize upon the vesting of the award, and with respect to option awards, such amount does not reflect whether the option award will be exercised or exercisable prior to its expiration.

NARRATIVE DISCLOSURE TO 2021 SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2021 TABLE

Employment Terms

Certain elements of compensation set forth in the 2021 Summary Compensation Table and the table entitled “Grants of Plan-Based Awards in Fiscal Year 2021” reflect the terms of an employment agreement or a letter agreement between Cadence and each of the NEOs that was in effect as of January 1, 2022.

•	Anirudh Devgan. On December 15, 2021, the Company entered into an amended and restated employment agreement with Dr. Devgan describing the terms of his employment as President and CEO. The payments and benefits to which Dr. Devgan is entitled under his employment agreement include: (i) an annual base salary of $725,000; (ii) participation in the SEBP, with an annual target bonus opportunity of 125% of annual base salary; and (iii) a promotion stock option award with a grant date fair value equal to $15,000,000, which will vest on the fifteenth day of each month commencing January 15, 2022 until fully vested on December 15, 2025, subject to Dr. Devgan’s continued employment through each applicable vesting date.

•	Lip-Bu Tan. On December 15, 2021, the Company entered into a letter agreement with Mr. Tan describing the terms of his employment as Executive Chairman. The payments and benefits to which Mr. Tan is entitled under his letter agreement include: (i) an annual base salary of $600,000; and (ii) participation in the SEBP, with an annual target bonus opportunity of 115% of annual base salary.

•	John M. Wall. Cadence is a party to a letter agreement with Mr. Wall entered into on September 12, 2017 confirming his promotion to Senior Vice President and CFO that then provided for a base salary of $360,000 per year and Mr. Wall’s participation in the SEBP at an annual target bonus of 75% of his base salary. Over the years, Mr. Wall has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2021, his base salary was increased to $500,000 and his annual target bonus was 100%. In 2020 and 2019, his base salary was $440,000 and $375,000, respectively, and his annual target bonus was 100% of his base salary.

•	Thomas P. Beckley. Cadence is a party to an employment agreement with Mr. Beckley that provided for an initial base salary of $330,000 per year and for Mr. Beckley’s participation in the SEBP at an annual target bonus of 60% of his base salary. Over the years, Mr. Buckley has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2021, his base salary was increased to $425,000 and his annual target bonus was 100%. In 2020 and 2019, Mr. Buckley’s base salary was $400,000 and $375,000, respectively, and his annual target bonus was 100% of his base salary.

•	Chin-Chi Teng. Cadence is a party to a letter agreement with Dr. Teng entered into on August 28, 2020 confirming his promotion to Senior Vice President, Research and Development that then provided for a base salary of $375,000 per year and Dr. Teng’s participation in the SEBP at an annual target bonus of 75% of his base salary. In 2021, his base salary was increased to $425,000 and his annual target bonus was 100%. In 2020, Dr. Teng’s base salary was $400,000 and his annual target bonus was 100% of his base salary.

•	Neil Zaman. Cadence is a party to a letter agreement confirming Mr. Zaman’s promotion to Senior Vice President, Worldwide Field Operations that provided for a base salary of $350,000 per year and Mr. Zaman’s participation in the SEBP at an annual target bonus of 100% of his base salary. Over the years, Mr. Zaman has received increases in his base salary and annual SEBP target bonus depending upon compensation peer analysis for his position and his performance. In 2021, his base salary was increased to $500,000 and his annual target bonus was 100%. In 2020 and 2019, Mr. Zaman’s base salary was $425,000 and $400,000, respectively, and his annual target bonus was 100% of his base salary.

65

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anirudh Devgan	95,724	4,162	(3)	$39.58	2/06/25	—		$—	—		$—
	65,981	27,170		56.57	2/22/26	—		—	—		—
	32,917	38,904		78.76	2/14/27	—		—	—		—
	13,044	49,570		138.02	2/25/28	—		—	—		—
	—	280,993		184.27	12/15/28	—		—	—		—
	—	—		—	—	7,778	(4)	1,449,430	—		—
	—	—		—	—	—		—	180,000	(5)	33,543,000
	—	—		—	—	16,760	(6)	3,123,226	—		—
	—	—		—	—	18,113	(7)	3,375,358	—		—
Lip-Bu Tan	500,000	—		19.60	2/08/23	—		—	—		—
	425,000	—		30.79	2/21/24	—		—	—		—
	258,080	11,221	(3)	39.58	2/06/25	—		—	—		—
	145,547	59,932		56.57	2/14/26	—		—	—		—
	90,766	107,269		78.76	2/22/27	—		—	—		—
	23,480	89,225		138.02	2/25/28	—		—	—		—
	—	—		—	—	8,838	(4)	1,646,961	—		—
	—	—		—	—	—		—	522,000	(5)	97,274,700
	—	—		—	—	23,806	(6)	4,436,248	—		—
	—	—		—	—	32,604	(7)	6,075,755	—		—
John M. Wall	39,884	1,735	(3)	39.58	2/06/25	—		—	—		—
	26,392	10,868		56.57	2/22/26	—		—	—		—
	17,693	20,911		78.76	2/14/27	—		—	—		—
	6,208	23,597		138.02	2/25/28	—		—	—		—
	—	—		—	—	3,111	(4)	579,735	—		—
	—	—		—	—	—		—	90,000	(5)	16,771,500
	—	—		—	—	9,008	(6)	1,678,641	—		—
	—	—		—	—	16,736	(7)	3,118,754	—		—
	—	—		—	—	27,135	(8)	5,056,607	—		—
Thomas Beckley	50,000	—		30.79	2/21/24	—		—	—		—
	48,659	2,116	(3)	39.58	2/06/25	—		—	—		—
	26,392	10,868		56.57	2/22/26	—		—	—		—
	16,458	19,452		78.76	2/14/27	—		—	—		—
	3,991	15,169		138.02	2/25/28	—		—	—		—
	—	—		—	—	3,111	(4)	579,735	—		—
	—	—		—	—	—		—	90,000	(5)	16,771,500
	—	—		—	—	8,379	(6)	1,561,427	—		—
	—	—		—	—	10,759	(7)	2,004,940	—		—

66

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chi-Chin Teng	26,392	10,868		$56.57	2/22/26	—		$—	—		$—
	18,515	21,884		78.76	2/14/27	—		—	—		—
	3,991	15,169		138.02	2/25/28	—		—	—		—
	—	—		—	—	3,111	(4)	579,735	—		—
	—	—		—	—	—		—	90,000	(5)	16,771,500
	—	—		—	—	8,379	(6)	1,561,427	—		—
	—	—		—	—	1,047	(6)	195,108	—		—
	—	—		—	—	10,759	(7)	2,004,940	—		—
Neil Zaman	4,717	2,359	(3)	39.58	2/06/25	—		—	—		—
	4,366	12,227		56.57	2/22/26	—		—	—		—
	2,992	19,452		78.76	2/14/27	—		—	—		—
	5,321	20,225		138.02	2/25/28	—		—	—		—
	—	—		—	—	3,500	(4)	$652,225	—		—
	—	—		—	—	—		—	90,000	(5)	16,771,500
	—	—		—	—	8,379	(6)	1,561,427	—		—
	—	—		—	—	11,238	(7)	2,094,201	—		—
	—	—		—	—	3,108	(7)	579,176	—		—

(1)	Unless otherwise indicated, these stock options vest at a rate of 1/48th every month after the date of grant and expire on the seven-year anniversary of the grant date.

(2)

The market value of the stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of Cadence common stock on December 31, 2021 (the last business day of Cadence’s fiscal 2021) of $186.35 per share.

(3)	Stock option fully vested as of February 6, 2022.

(4)

Restricted stock was granted on February 22, 2019 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(5)

LTP Award was granted on March 15, 2019 and vests upon achieving TSR of (i) 32% (corresponding to a $77.80 stock price) above which vesting begins, (ii) 100% (corresponding to a $118 stock price) at or above which 100% vesting of the “Base Shares” would occur, or (iii) 134% (corresponding to a $138 stock price) at or above which 100% vesting of the “Overage Shares” would occur, from the $58.98 trailing 15-day average stock price as of March 15, 2019 (the award grant date) through March 15, 2024 (the end of the award’s multi-year term). The percentage of the award that vests for TSR in between the 32%, 100% and 134% levels is determined by linear interpolation between such levels. TSR is calculated using a trailing 20-day average stock price and the corresponding stock prices cited above assume that no dividends, stock splits or other similar adjustments have occurred. The LTP Award terms provide for the possibility of partial vesting on two interim measurement dates – March 15, 2022 and March 15, 2023 – if TSR reaches the vesting range by such dates, subject to vesting limits of 33% of the “Base Shares” for the 2022 measurement date and 67% of

67

the “Base Shares” for the 2023 measurement date on a cumulative basis. No portion of the LTP Award shall vest at any time unless Cadence’s TSR from March 15, 2019 through the applicable measurement date is equal to or greater than the 35th percentile of the companies listed in the S&P MidCap 400 Information Technology Index and the S&P 500 Information Technology Index as of March 15, 2019. “Base Shares” consist of approximately 83% of the total shares subject to the LTP Award and “Overage Shares” consist of the remainder of the shares subject to the LTP Award.

(6)

Restricted stock was granted on February 14, 2020 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(7)

Restricted stock was granted on February 25, 2021 and vests over three years, with 1/3rd of the shares vesting approximately twelve months after the date of grant and the remaining shares vesting in four equal semi-annual installments, subject to the achievement of specific performance goals.

(8)

Restricted stock award granted on December 15, 2021, with 1/3rd of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in four equal semi-annual installments.

68

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2021

The following table sets forth information with respect to the exercise of stock options by the NEOs during fiscal 2021 and the vesting during fiscal 2021 of stock awards previously granted to the NEOs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Anirudh Devgan	75,000	$13,800,099	106,653	$14,433,520

Lip-Bu Tan	500,000	71,000,681	152,065	20,501,426

John M. Wall	—	—	56,205	7,569,754

Thomas P. Beckley	36,000	5,580,000	68,341	9,134,634

Chin-Chi Teng	—	—	20,296	2,984,130

Neil Zaman	42,827	5,977,356	69,605	9,314,884

(1)

Amounts shown for option awards are determined by multiplying (i) the number of shares of Cadence common stock to which the exercise of the options related, by (ii) the difference between the per share sales price of Cadence common stock at exercise and the exercise price of the options.

(2)	Amounts shown for stock awards are determined by multiplying the number of shares that vested by the per share closing price of Cadence common stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2021

Under the Deferred Compensation Plan, Cadence employees who are classified as officers, vice presidents, directors, or an equivalent title and selected as eligible, as well as non-employee directors, may elect to defer compensation otherwise payable to them. Eligible employees may elect to defer up to 80% of their base salary and up to 100% of their non-equity incentive plan compensation while non-employee directors may elect to defer up to 100% of their directors’ fees. These deferred compensation amounts are credited to participant accounts, with values indexed to the performance of mutual funds or money market accounts selected by the participant. Participants may elect to receive distributions from their account upon termination of employment or service with Cadence, the passage of a specified number of years or the attainment of a specified age. In addition, participants may elect to receive distributions in a lump-sum payment or annual installments over a five-, ten- or fifteen-year period. The participant’s account will be distributed upon termination of employment if it occurs prior to the participant’s elected period of service, years or age, in the form selected.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)(3)

Anirudh Devgan	$5,705	$—	$11,415	$—	$96,596

Lip-Bu Tan	—	—	9	—	89,731

John M. Wall	692,573	—	68,158	—	980,034

Thomas Beckley	—	—	—	(10)	—

Chin-Chi Teng	228,251	—	53,481	(111,776)	2,151,522

Neil Zaman	—	—	—	—	—

(1)	The amounts reported in this column are reported as either “Salary” or “Non-Equity Incentive Plan Compensation” for such NEO in the 2021 Summary Compensation Table.

(2)

Amounts in this column take into consideration the following executive contribution amounts that were previously reported in the Summary Compensation Table as compensation for 2020 and 2019: Dr. Devgan, $10,914; Mr. Wall, $620,167; and Dr. Teng, $336,879.

(3)	Amounts in this column include transactional fees.

69

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS AND THE EXECUTIVE SEVERANCE PLAN

The information below describes certain compensation that would have become payable to the NEOs under existing plans and contractual arrangements, assuming that a termination of employment or a change in control combined with a termination of employment had occurred on January 1, 2022, based upon the $186.35 per share closing price of Cadence common stock on December 31, 2021 (the last business day of Cadence’s fiscal 2021), given the compensation and service levels of each NEO. In addition to the benefits described below, upon any termination of employment, the NEOs who elect to participate in the Deferred Compensation Plan would also be entitled to the amount shown in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation for Fiscal Year 2021 table above.

As of January 1, 2022, Messrs. Tan, Devgan and Beckley were each subject to an employment agreement with Cadence, while Messrs. Teng, Wall and Zaman were participants in the Executive Severance Plan. The employment agreements Cadence previously entered into with certain of its executive officers, including Messrs. Devgan and Beckley, contain severance provisions that remain in effect, and such executive officers do not participate in the Executive Severance Plan. In connection with Mr. Tan’s transition to the role of Executive Chair, Mr. Tan waived his entitlement to cash severance upon a termination of employment, although he remains eligible for the vesting of his equity awards pursuant to the terms of his existing employment agreement and the underlying award agreements.

The employment agreements and the Executive Severance Plan generally provide for the payment of benefits if the executive’s employment with Cadence is terminated by Cadence without “cause” (as defined below), upon a termination of employment due to death or “permanent disability” (as defined below), and upon a termination of employment either by Cadence without “cause” or by the executive in connection with a “constructive termination” (as defined below) that occurs during the period commencing three months before a “change in control” (as defined below) of Cadence and ending thirteen months following such “change in control.” In addition, the employment agreements generally provide for the payment of benefits if the executive’s employment with Cadence is terminated by the executive in connection with a “constructive termination.” The Executive Severance Plan, however, does not provide for the payment of benefits if the executive’s employment with Cadence is terminated by the executive in connection with a “constructive termination” unless the “constructive termination” commences within three months prior to a “change in control” of Cadence and ending thirteen months following such “change in control.” The employment agreements and the Executive Severance Plan do not provide for any benefits upon a termination by Cadence for “cause” or upon a voluntary resignation by the executive.

For purposes of the employment agreements and the Executive Severance Plan, “cause,” “constructive termination,” “change in control” and “permanent disability” are defined as follows:

“Cause” generally means an executive’s:

•	gross misconduct or fraud in the performance of duties;

•	conviction or guilty plea or plea of nolo contendere with respect to any felony or act of moral turpitude;

•	engagement in any material act of theft or material misappropriation of company property in connection with employment;

•	material breach of Cadence’s Bylaws or any other agreement with Cadence or its affiliates (including the Code of Business Conduct and proprietary information and inventions agreement); or

•	material failure or refusal to perform the assigned duties.

70

“Constructive termination” generally means the occurrence of any one of the following events:

•	for Mr. Tan – a material adverse change, without his written consent, in his authority, duties, title or reporting relationship causing his position to be of materially less stature or responsibility, including removal from his current position, or a reduction, without his written consent, in his base salary then in effect by more than 5% or a reduction by more than 5% in the stated target bonus opportunity;

•	for Dr. Devgan – a material adverse change, without his written consent, in his authority, duties, title or reporting relationship causing his position to be of materially less stature or responsibility, including removal from his current position;

•	for Messrs. Beckley, Devgan, Teng, Wall and Zaman – Cadence’s removal of the executive from his or her current position;

•	for Messrs. Beckley, Devgan, Teng, Wall and Zaman – a reduction, without written consent, in base salary by more than 10% or a reduction by more than 10% in the stated target bonus opportunity;

•	for Messrs. Beckley, Devgan and Tan – in the event the executive, prior to a “change in control,” is identified as an executive officer of Cadence for purposes of the rules promulgated under Section 16 of the Exchange Act and following a “change in control” in which Cadence or any successor remains a publicly traded entity, the executive is not identified as an executive officer for purposes of Section 16 of the Exchange Act at any time within one year after the “change in control”;

•	for Messrs. Beckley, Devgan and Tan – any material breach by Cadence of any provision of the employment agreement;

•	a relocation of the executive’s principal place of employment by more than 30 miles, unless the executive consents in writing to such relocation; or

•	any failure by Cadence to obtain the written assumption of the employment agreement or the Executive Severance Plan by any successor to Cadence.

“Change in control” generally means the occurrence of any one of the following events:

•	any person is or becomes the beneficial owner of more than 50% of the total voting power represented by Cadence’s then outstanding voting securities;

•	any person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person) more than 30% of the total voting power represented by Cadence’s then outstanding voting securities;

•	if a majority of the members of the Board are replaced in any two-year period other than in specific circumstances;

•	the consummation of a merger or consolidation of Cadence with any other corporation if such merger or consolidation is approved by the stockholders of Cadence, other than a merger or consolidation in which the holders of Cadence’s outstanding voting securities immediately prior to such merger or consolidation receive securities possessing at least 80% of the total voting power represented by the outstanding voting securities of the surviving entity immediately after such merger or consolidation; or

•	the consummation of the liquidation, sale or disposition by Cadence of all or substantially all of Cadence’s assets if such liquidation, sale or disposition is approved by the stockholders of Cadence.

“Permanent disability” generally means any medically determinable physical or mental impairment that can reasonably be expected to result in death or that has lasted or can reasonably be expected to last for a continuous period of not less than twelve months and that renders the executive unable to perform effectively all of the essential functions of the position pursuant to the employment agreement or the Executive Severance Plan, with or without reasonable accommodation.

71

If the executive’s employment is terminated by Cadence without “cause” (and not due to death or “permanent disability”) under the applicable employment agreement or Executive Severance Plan, or if the executive terminates employment in connection with a “constructive termination” under the applicable employment agreement, the executive will be entitled to the benefits provided for in a transition agreement provided for in the applicable employment agreement or Executive Severance Plan in exchange for the executive’s execution and delivery of a general release of claims in favor of Cadence. The transition agreements provide for a transition period commencing on the date that the executive no longer holds his or her executive position and ending on the earliest of (i) the date on which the executive resigns as an employee of Cadence, (ii) the date on which Cadence terminates the executive’s employment due to a material breach by the executive of his or her duties or obligations under the transition agreement, and (iii) one year from the transition commencement date. During such transition period Cadence would provide the following payments and benefits:

•	continued employment by Cadence as a non-executive employee for up to a one-year transition period at a monthly salary of $4,000 per month, payable for up to six months commencing on the first pay date that is more than 30 days following the date that is six months following the commencement of the transition period;

•	provided the executive elects COBRA coverage, continued coverage during the one-year transition period under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense;

•	accelerated vesting, as of the commencement of the transition period, of the executive’s outstanding and unvested equity compensation awards, other than awards with performance-based vesting criteria, that would have vested over the succeeding twelve-month period (or, in the case of Messrs. Devgan and Tan, the succeeding 18-month period); provided that, if the executive remains employed pursuant to the transition agreement through the end of the applicable performance period, unvested equity compensation awards that are subject to performance-based vesting criteria and that are outstanding as of the commencement of the transition period will continue to vest through the end of the applicable performance period only to the extent such performance period ends within twelve months (or, in the case of Messrs. Devgan and Mr. Tan, 18 months) after the commencement of the transition period, the applicable performance conditions are satisfied and the executive remains employed pursuant to the transition agreement through the end of the applicable performance period;

•	a lump-sum payment equal to one year’s base salary at the highest annualized rate in effect during the executive’s employment, payable on the 30th day following the date that is six months after the commencement of the transition period (the “First Transition Payment Date”); and

•	a lump-sum payment equal to a percentage of the executive’s annual base salary at the highest rate in effect during the executive’s employment (125% for Mr. Devgan, 100% for Messrs. Beckley, Teng, Wall, and Zaman), payable 30 to 60 days following the end of the transition period (the “Second Transition Payment Date”), provided the executive does not resign from employment with Cadence and Cadence does not terminate the executive’s employment due to a material breach of the executive’s duties under the transition agreement.

In addition, the employment agreements and the Executive Severance Plan provide that if, within three months before or thirteen months after a “change in control,” an executive’s employment is terminated without “cause” or the executive terminates employment in connection with a “constructive termination,” then, in exchange for the executive’s execution and delivery of a transition and release agreement, in lieu of the equity acceleration described above, 100% of the executive’s outstanding and unvested equity compensation awards will immediately vest in full (unless specifically provided to the contrary in the equity grant agreements). All other provisions of the transition agreement described in the paragraph above remain unchanged, except that the executives will also receive: (i) an additional lump-sum payment equal to 50% of the executive’s annual base salary at the highest rate in effect during the executive’s employment on the First Transition Payment Date, and (ii) an additional lump-sum payment equal to a percentage of the executive’s annual base salary at the highest rate in effect during the executive’s employment (62.5% for Dr. Devgan, 50% for Messrs. Beckley, Teng, Wall and Zaman) on the Second Transition Payment Date. The executives are not entitled to a tax gross-up in connection with any “excess parachute payments” paid upon a “change in control,” but instead are entitled to the best after-tax alternative.

72

Under the employment agreements and the Executive Severance Plan, if the executive’s employment is terminated due to the executive’s death or “permanent disability,” the executive will be entitled to the following payments and benefits if the executive’s estate executes and delivers a release agreement:

•	accelerated vesting, as of the date of the executive’s termination of employment, of outstanding unvested equity compensation awards that would have vested over the succeeding twelve-month period, and such awards and all previously vested equity awards will remain exercisable for 24 months from the date of the executive’s termination of employment (but not later than the expiration of the term of the applicable award); and

•	solely in the case of termination due to “permanent disability,” and provided the executive elects COBRA coverage, continued coverage for twelve months under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense.

Notwithstanding the foregoing, the severance and change in control provisions of the LTP Awards, which are discussed above in “Compensation Discussion and Analysis,” and in more detail in Cadence’s 2020 Proxy Statement, supersede the equity acceleration terms of the employment agreements and the Executive Severance Plan described above.

The receipt of benefits following termination of employment under the employment agreements and the Executive Severance Plan is contingent upon the affected executive delivering and not revoking a general release in favor of Cadence. In addition, the post-termination benefits provided for under these employment agreements and the Executive Severance Plan, except upon death or “permanent disability,” are contingent upon the affected executive complying with the terms of the transition agreements. During the transition period, the affected executive is entitled to receive the payments described above and is prohibited from competing with Cadence, soliciting employees of Cadence or interfering with Cadence’s relationships with its current or prospective clients, customers, joint-venture partners or financial backers. Further, such executive must continue to cooperate with Cadence in matters related to the executive’s employment. Any violation of the provisions of the transition agreement shall result in the cessation of Cadence’s obligation to provide the then-unpaid portion of the affected executive’s termination benefits.

As noted above, on December 15, 2021, Cadence entered into a letter agreement with Mr. Tan describing the terms of his employment as Executive Chairman. The letter agreement provides for Mr. Tan to serve as Executive Chairman until such time as otherwise determined by the parties and, following such Executive Chairman service, Mr. Tan will continue to serve as a non-officer employee through March 31, 2024. Mr. Tan’s compensation for his role as a non-officer employee will be determined by the parties at the time of transition to such role. Mr. Tan forfeited any cash severance if terminated by Cadence but remains eligible for the continuation of COBRA benefits and the vesting of equity awards, as described above.

LIFE INSURANCE

In addition to the benefits described above and quantified below, Cadence provides each of its benefits-eligible U.S.-based employees, including each of its executive officers, with life insurance in an amount equal to the lesser of two times the employee’s annual target cash compensation (base salary plus target bonus) or $2,000,000, which, as of January 1, 2022, was $1,700,000 for Mr. Beckley and $2,000,000 for each of Messrs. Tan, Devgan, Teng, Wall, and Zaman.

POTENTIAL PAYMENTS

The tables below set forth the estimated value of the potential payments to the NEOs, assuming the executive’s employment was terminated on January 1, 2022, based upon the $186.35 per share closing price of Cadence common stock on December 31, 2021 (the last business day of Cadence’s fiscal 2021), under the applicable employment agreement or Executive Severance Plan in effect at that time, and, for purposes of the second table

73

below, that a change in control of Cadence had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments or due to any reduction under Section 280G of the Internal Revenue Code.

Potential Payments and Benefits Upon a Termination of Employment by Cadence Without Cause or by Executive in Connection with a Constructive Termination Not in Connection with a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment 1 ($)(1)	Lump Sum Payment 2 ($)(2)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock Awards ($)(4)	Pre-Tax Total ($)

Anirudh Devgan	$24,000	$725,000	$906,250	$34,705	$8,482,221	$15,431,864	$25,604,040

Lip-Bu Tan(5)	—	—	—	14,489	19,551,328	35,074,042	54,639,859

John M. Wall(6)	24,000	500,000	500,000	13,072	2,876,093	9,252,429	13,165,594

Thomas P. Beckley	24,000	425,000	425,000	24,088	2,729,455	6,925,681	10,553,224

Chin-Chi Teng(6)	24,000	425,000	425,000	34,705	2,539,136	7,056,166	10,504,007

Neil Zaman(6)	24,000	500,000	500,000	34,705	2,994,910	7,260,796	11,314,411

(1)	Lump Sum Payment 1 is payable on the First Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(2)	Lump Sum Payment 2 is payable on the Second Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(3)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 31, 2021 (the last business day of Cadence’s fiscal 2021) of $186.35 per share (assuming it was the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(4)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 31, 2021 (the last business day of Cadence’s fiscal 2021) of $186.35 per share. In addition, these amounts include the value of LTP Awards that would have vested at the next measurement date, as prorated in accordance with their terms, assuming a trailing 20-day average stock price of $186.35 per share on such date.

(5)

Under the terms of the letter agreement between Cadence and Mr. Tan, all cash severance payments payable upon termination are waived; however Mr. Tan remains eligible for all other termination benefits (including COBRA premiums and vesting of outstanding equity awards).

(6)

Under the terms of the Executive Severance Plan, Messrs. Teng, Wall and Zaman would have been eligible for severance benefits following a termination of employment by Cadence without “cause,” but would not have been entitled to severance benefits following a “constructive termination” not in connection with a “change in control.”

74

Potential Payments and Benefits Upon a Termination of Employment by Cadence Without Cause or by Executive in Connection with a Constructive Termination Within 3 Months Prior to or 13 Months Following a Change in Control

Name	Transition Period Salary ($)	Lump Sum Payment 1 ($)(1)	Lump Sum Payment 2 ($)(2)	Company- Paid COBRA Premiums ($)	Vesting of Stock Options ($)(3)	Vesting of Restricted Stock Awards ($)(4)	Pre-Tax Total ($)

Anirudh Devgan	$24,000	$1,087,500	$1,359,375	$34,705	$11,503,244	$41,602,339	$55,611,163

Lip-Bu Tan(5)	—	—	—	14,489	25,412,021	109,727,289	135,153,799

John M. Wall	24,000	750,000	750,000	13,072	5,083,908	27,599,614	34,220,594

Tom Beckley	24,000	637,500	637,000	24,088	4,570,775	20,973,726	26,867,089

Chin-Chi Teng	24,000	637,500	637,000	34,705	4,706,674	21,169,358	27,209,237

Neil Zaman	24,000	750,000	750,000	34,705	1,846,705	21,716,641	25,122,051

(1)	Lump Sum Payment 1 is payable on the First Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(2)	Lump Sum Payment 2 is payable on the Second Transition Payment Date (defined above under “Employment Agreements and the Executive Severance Plan”).

(3)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a termination of employment in connection with a change in control multiplied by the difference between the closing price of Cadence common stock on December 31, 2021 (the last business day of Cadence’s fiscal 2021) of $186.35 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(4)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration upon a termination of employment in connection with a change in control multiplied by the closing price of Cadence common stock on December 31, 2021 (the last business day of Cadence’s fiscal 2021) of $186.35 per share. In addition, these amounts include the value of LTP Awards that would have vested assuming an acquisition price of $186.35 per share.

(5)

Under the terms of the letter agreement between Cadence and Mr. Tan, all cash severance payments payable upon termination are waived; however Mr. Tan remains eligible for all other termination benefits (including COBRA premiums and vesting of outstanding equity awards).

75

Potential Payments and Benefits Upon a Termination of Employment by Reason of Death or Due to Permanent Disability

The table below sets forth the estimated value of the potential payments to each NEO, assuming the executive’s employment had terminated on January 1, 2022 by reason of the executive’s death or “permanent disability.” Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

Name	Company-Paid COBRA Premiums (Upon Termination of Employment Due to Permanent Disability) ($)	Vesting of Stock Options ($)(1)	Vesting of Restricted Stock Awards ($)(2)	Pre-Tax Total (Upon Termination of Employment Due to Permanent Disability) ($)	Pre-Tax Total (Upon Termination of Employment Due to Death) ($)

Anirudh Devgan	$34,705	$7,039,029	$13,923,927	$20,997,661	$20,962,956

Lip-Bu Tan	14,489	16,187,705	32,575,950	48,778,144	48,763,655

John M. Wall	13,072	2,876,093	9,252,429	12,141,594	12,128,522

Tom Beckley	24,088	2,729,455	6,925,681	9,679,224	9,655,136

Chin-Chi Teng	34,705	2,539,136	7,056,166	9,630,007	9,595,302

Neil Zaman	34,705	2,994,910	7,260,796	10,290,411	10,255,706

(1)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the difference between the closing price of Cadence common stock on December 31, 2021 (the last business day of Cadence’s fiscal 2021) of $186.35 per share (assuming it was equal to the market price per share of Cadence common stock on the date of termination of employment) and the exercise price of the stock option.

(2)

These amounts are calculated based on the number of shares of Cadence common stock that would have been subject to acceleration multiplied by the closing price of Cadence common stock on December 31, 2021 (the last business day of Cadence’s fiscal 2021) of $186.35 per share. In addition, these amounts include the value of LTP Awards that would have vested at the next measurement date, as prorated in accordance with their terms, assuming a trailing 20-day average stock price of $186.35 per share on such date.

76

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Cadence’s equity compensation plans, including its employee stock purchase plan, as of January 1, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,379,970(1)	$63.49(2)	19,484,647(3)

Equity compensation plans not approved by security holders(4)	—	—	348,754(5)

Total	4,379,970	$63.49	19,833,401

(1)

This amount excludes purchase rights accruing under the ESPP, for which remaining available rights are included in column (c). Under the ESPP, each eligible employee may purchase shares of Cadence common stock at six-month intervals at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of an offering period (currently, six months in duration), or (ii) the last day of the offering period.

(2)	The weighted average exercise price includes only the exercise prices of outstanding options and does not include outstanding RSUs, which have no exercise price.

(3)	This amount includes 4,629,773 shares available for issuance under the ESPP as of January 1, 2022.

(4)	Excludes 45,029 shares subject to issuance upon exercise of options assumed in connection with acquisitions at a weighted average exercise price of $3.33 per share.

(5)

These shares are available for issuance under the nusemi inc 2015 Equity Incentive Plan (the “Nusemi Plan”) as of January 1, 2022. The Nusemi Plan was assumed by Cadence in connection with the acquisition of nusemi inc in October 2017.

77

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, Cadence is providing the following information about the relationship of the annual total compensation of its employees other than our CEO to the annual total compensation of Cadence’s CEO. As noted above, Dr. Devgan became the CEO on December 15, 2021, succeeding Mr. Tan who had served in that role since 2009. In the event a company has multiple individuals serving as the CEO during the applicable fiscal year, the SEC permits the calculation of the CEO pay ratio based on the annualized compensation of the individual serving as CEO on the median employee identification date.    While historically Cadence has used the last day of the fiscal year as the median employee identification date, Cadence changed its median employee identification date to December 14th for the 2021 CEO pay ratio, as permitted by the SEC executive compensation disclosure rules. This date was selected as it allows Cadence to calculate the CEO pay ratio based on Mr. Tan’s annualized compensation, a more representative measure of the annual compensation for Cadence’s CEO given that Mr. Tan served as CEO through December 14, 2021.

To understand Cadence’s CEO pay ratio disclosure, Cadence believes that it is important to give context to Cadence’s operations. Cadence’s corporate headquarters is in San Jose, California and Cadence has employees in over 26 countries. As a global organization, approximately 68% of Cadence’s employees were located outside of the United States as of December 14, 2021. As discussed above in the “Compensation Discussion and Analysis,” Cadence is engaged in a very competitive industry, and its success depends on its ability to attract, motivate and retain highly qualified, talented and creative employees. Consistent with Cadence’s executive compensation program, Cadence’s global compensation program is designed to be competitive in terms of both the position and the geographic location in which an employee is located. Accordingly, Cadence’s pay structures vary among its employees based on position and geographic location, with significant consideration given to competitive market practices.

IDENTIFICATION OF MEDIAN EMPLOYEE

Cadence selected December 14, 2021, the last day of Mr. Tan’s service as CEO, as the date on which to determine its median employee for purposes of calculating the fiscal 2021 pay ratio. As of that date, Cadence had approximately 9,500 employees, including full-time and part-time employees, temporary employees and interns. For purposes of identifying the median employee, Cadence considered the aggregate of all the following compensation elements for each of its employees, as compiled from Cadence’s internal records as of December 14, 2021:

•	Target base salary or base pay

•	Target bonuses

•	Grant date fair value of equity awards granted in fiscal 2021

Cadence selected the above compensation elements because they represent Cadence’s principal broad-based compensation elements. For purposes of identifying the median employee, any compensation paid in foreign currencies was converted to U.S. dollars based on the average of the exchange rates for each of the twelve periods in Cadence’s fiscal year ended January 1, 2022. In identifying its median employee, Cadence did not make any cost-of-living adjustments or exclude any foreign jurisdictions as permitted under Item 402(u) of Regulation S-K.

In determining the annual total compensation disclosed below for the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2021 Summary Compensation Table with respect to each of Cadence’s NEOs.

78

PAY RATIO

For fiscal 2021, Cadence’s last completed fiscal year:

•	The median of the annual total compensation of all of Cadence’s employees, other than our CEO, was $109,304.

•	Mr. Tan’s annualized total compensation for fiscal 2021 was $11,115,111. This amount differs from the “Total” column of the 2021 Summary Compensation Table presented under “Compensation of Executive Officers” as it was adjusted to annualize Mr. Tan’s base salary and SEBP bonus target based on the levels that he received as CEO since both were reduced when Mr. Tan transitioned to the Executive Chair role on December 15, 2021.

Based on this information, the ratio of the annual total compensation of our CEO’s compensation to the median of the annual total compensation of all of Cadence’s employees other than our CEO is estimated to be approximately 102 to 1.

79

CERTAIN TRANSACTIONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Board has adopted written Related Party Transaction Policies and Procedures, which require that all “interested transactions” (as defined below) be subject to approval or ratification in accordance with the procedures outlined in the policy.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 since the beginning of Cadence’s last completed fiscal year;

•	Cadence or any of its subsidiaries is a participant; and

•	Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or, together with all other related parties, less than 10%, in the aggregate, beneficial owner of another entity).

A “related party” covered by the policy is any:

•	Person who was or is (since the beginning of the last fiscal year) an executive officer, director or nominee for election as a director of Cadence;

•	Greater than 5% beneficial owner of Cadence common stock; or

•	Immediate family member of any of those parties, which includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in law and anyone residing in such person’s home (other than tenants or employees).

The Corporate Governance and Nominating Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the Corporate Governance and Nominating Committee determines it to be appropriate, ratified at that committee’s next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Corporate Governance and Nominating Committee takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

The Corporate Governance and Nominating Committee has preapproved or ratified the following categories of potential interested transactions:

•	Any employment by Cadence of an executive officer of Cadence if:

◾	The related compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements, or

◾	The executive officer is not an immediate family member of a “related party,” the related compensation would be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements if the executive officer was a NEO and the Compensation Committee approved (or recommended that the Board approve) such compensation.

80

•	Any compensation paid to a director if the compensation is required to be reported in Cadence’s proxy statement under the SEC’s compensation disclosure requirements;

•	Any transaction with another company in which the related person’s only relationship is as a non-executive employee, director and/or equity owner of, together with all other related parties, less than 10% of that company’s shares, if the aggregate amount involved, since the beginning of Cadence’s last completed fiscal year, exceeds $100,000 but does not exceed the greater of (i) $200,000 and/or (ii) 5% of the recipient’s total annual revenues;

•	Any charitable contribution by Cadence to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, if the aggregate amount involved, since the beginning of Cadence’s last completed fiscal year, exceeds $100,000 but does not exceed the lesser of (i) $200,000 or (ii) 5% of the charitable organization’s total annual revenues, or if donations are made pursuant to Cadence’s matching program as a result of contributions by employees, pursuant to a program that is available on the same terms to all employees of Cadence;

•	Any transaction where the related person’s interest arises solely from the ownership of Cadence common stock and all holders of Cadence common stock received the same benefit on a pro rata basis; and

•	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

The Board has also delegated to the Chair of the Corporate Governance and Nominating Committee the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount is expected to be less than $1,000,000. Further, if a director serves as an executive officer of another company with which Cadence does business, the Corporate Governance and Nominating Committee may establish guidelines, via resolutions, under which certain transactions are deemed pre-approved and the Corporate Governance and Nominating Committee, on at least an annual basis, reviews both Cadence’s relationship with the director-affiliated company and the guidelines that have been established for management of that relationship.

TRANSACTIONS WITH RELATED PARTIES

As disclosed previously and in this proxy statement, Mr. Tan, Cadence’s Executive Chair and former CEO, is also the founder and Chairman of Walden International (together with its affiliates, “Walden”), an international venture capital firm, that invests in privately held companies. Another member of Cadence’s Board, Mr. Sohn, co-founded and co-manages one of Walden’s funds, Walden Catalyst Ventures, along with Mr. Tan. In addition to serving in various roles with Walden, from time to time Mr. Tan also makes direct investments alongside Walden or in other companies in the semiconductor and electronics systems industry for himself or his family. Certain companies that are customers of Cadence have, from time to time, invested in Walden funds. As of January 1, 2022, the aggregate amount of such investments by such Cadence customers represented approximately 16    % of Walden’s total cumulative capital commitments.

From time to time, companies in which Walden or Mr. Tan has invested are customers of Cadence or otherwise transact with Cadence. Cadence may also make minority investments in such companies from time to time. In fiscal 2021, customer arrangements involving companies associated with Walden, Mr. Tan or his family accounted for less than 5% of Cadence’s consolidated gross revenue. All of these arrangements were entered into in the best interests of Cadence and none of these arrangements individually was material to Cadence.

While none of the foregoing transactions, individually or in the aggregate, is material to Cadence, Mr. Tan or Mr. Sohn, the Board has nonetheless put in place policies and procedures designed to assure that any such transactions are appropriately reviewed and monitored by the Corporate Governance and Nominating Committee and that any such transactions that are entered into are on an arm’s length basis and on terms that are not adverse to Cadence. Such transactions will be undertaken by Cadence only when the transactions are in the best interests of Cadence and when Mr. Tan or Mr. Sohn’s interest is appropriately disclosed and the transaction is

81

approved by the Corporate Governance and Nominating Committee (e.g., on the basis that it will be made on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and considering the extent of Mr. Tan’s or Mr. Sohn’s interest in the transaction). In addition, all such transactions, including discussions prior to the execution of the agreements, are subject to the terms of the Code of Business Conduct and Related Party Transaction Policies and Procedures. These policies and internal procedural guidelines also require that Mr. Tan or Mr. Sohn recuse himself from any discussion or approval by the Corporate Governance and Nominating Committee of Cadence’s transactions with those companies that are associated with Walden, Mr. Tan or Mr. Sohn, except to provide material information concerning such transactions to the Corporate Governance and Nominating Committee. Further, when required by SEC rules and regulations, Cadence will disclose the terms of individual transactions to its stockholders.

As disclosed previously, acting in accordance with the policies and procedures described above regarding companies in which Walden or Mr. Tan has invested, effective March 2021, Cadence entered into several agreements with Ennocad (Chengdu) Electronic Technology Co., Ltd. (“Ennocad”), a company in which a Walden investment fund owns an approximately 14% interest. Under these agreements, Ennocad is serving for a three-year term as a provider of emulation and prototyping hardware services via a cloud platform to customers in China with contingent, performance-based exclusivity rights in China. Cadence sells hardware products to Ennocad and receives royalty payments on cloud services provided by Ennocad to end users. The terms of the agreements with Ennocad are no less favorable to Cadence than terms generally available to an unaffiliated party under the same or similar circumstances. Having considered Mr. Tan’s interests (including through Walden) and the applicable terms, the Corporate Governance and Nominating Committee determined that such arrangements are in the best interests of Cadence, and Cadence believes Mr. Tan’s interest in such sales with Ennocad to be immaterial.

INDEMNIFICATION AGREEMENTS

Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification agreements with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers and has also purchased insurance on behalf of its directors and executive officers.

Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.

82

INFORMATION ABOUT THE ANNUAL MEETING

ATTENDING THE ANNUAL MEETING

Time and Location

The Annual Meeting is scheduled to take place on May 5, 2022, at 1:00 p.m. Pacific Time. Our 2022 Annual Meeting will be held by virtual meeting format only.

To attend the Annual Meeting, go to www.meetnow.global/MMZY44F. Online access to the virtual meeting will begin at 12:45 p.m. Pacific Time to allow time for log-in. If you encounter any difficulties accessing the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

Accessing the Virtual Meeting as a Stockholder or Guest

•	Attending as a Stockholder. Registered and beneficial stockholders as of the Record Date may log into the virtual meeting as a “stockholder,” which will allow them to ask questions and vote during the meeting, as well as view a list of registered stockholders as of the Record Date. You will need a control number to log in as a stockholder, as more fully described below.

•	Attending as a Guest. Stockholders and members of the public may also attend the virtual meeting by logging in as a “guest,” which does not require a control number. Guests cannot ask questions or vote during the meeting.

Registered Stockholders

If you own shares of Cadence common stock that are registered directly in your name with Cadence’s transfer agent, Computershare, you are a “registered stockholder” and the “stockholder of record” of those shares. In such case, you will receive a notice card or proxy card with a 15-digit control number from Computershare in the mail (or electronically if you so elected). Such control number may be used to access the virtual meeting website as a stockholder.

Beneficial Stockholders

If you own shares of Cadence common stock that are held through a broker, bank or other nominee (commonly referred to as being held “in street name”), you are a “beneficial stockholder” and your broker, bank or other nominee is considered the “stockholder of record” of those shares. In such case, you have the right to direct your broker, bank or other nominee on how to vote your shares and will receive in the mail (or electronically if you so elected) a voting instruction form with a control number from such broker, bank or other nominee.

Beneficial stockholders can attend the virtual Annual Meeting in two ways:

•	Pre-Registration with Legal Proxy. Beneficial stockholders may attend and vote at the virtual meeting by following the same standard pre-registration process that would have applied to an in-person meeting. To pre-register, send an email to legalproxy@computershare.com before 5:00 p.m. Pacific Time on May 2, 2022 and include your mailing address and an image of a legal proxy in your name from the broker, bank or other nominee that holds your shares. In order to obtain a legal proxy, you should as soon as possible (1) log into the voting site listed on the voting instruction form you received from your broker, bank or other nominee and click on “Vote in person at the meeting” or (2) request one through your bank, broker or other nominee. After you transmit the legal proxy to the foregoing email address, you will receive a control number from Computershare, our virtual meeting provider, to access the virtual meeting website as a “stockholder.”

83

Note that once you request a legal proxy, all control numbers you previously received from your broker (see next paragraph) and any votes that you have previously cast will be invalidated. Thus, you will need to attend the Annual Meeting with the new control number from Computershare and vote your shares during the Annual Meeting.

•	Direct Access with Broker Control Number. In an effort to make our virtual Annual Meeting more easily accessible, Cadence has engaged a new service being offered by Computershare this year through which the vast majority of beneficial stockholders may access the virtual meeting website as a “stockholder” using the control number directly provided by their broker, bank or other nominee on their voting instruction form, without the need for pre-registration with a legal proxy. If your shares are held in street name and your voting instruction form or notice indicates that you may vote those shares through either www.proxyvote.com or www.proxypush.com, then you may access, participate in and vote at the Annual Meeting by entering the control number provided on your voting instruction form into the log-in page of the virtual meeting website. Attending the Annual Meeting using this method of access will have no effect on any previously cast votes unless you elect to change your vote at the Annual Meeting.

If your voting instruction form or notice directs you to a voting platform other than the two websites mentioned above, then it means that your broker, bank or other nominee is not a participant in this new service and therefore, you must follow the “Pre-Registration with Legal Proxy” process in order to participate in the virtual Annual Meeting as a “stockholder.”

Stockholder Questions

Questions from stockholders will be answered during the Annual Meeting, subject to the rules of conduct of the meeting that will be published on the virtual meeting website and time constraints. If we receive substantially similar questions, we may group such questions together and provide a summary. If there are questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints or otherwise, Cadence will post answers to such questions on our Investor Relations page at www.cadence.com as soon as practicable after the Annual Meeting.

QUESTIONS AND ANSWERS RELATING TO PROXY MATERIALS

1.	Why am I receiving these proxy materials?

The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, for the Annual Meeting to be held on May 5, 2022, at 1:00 p.m. Pacific Time, or at any adjournment or postponement thereof. The purpose of the Annual Meeting is set forth in this proxy statement and in the accompanying notice of annual meeting.

This proxy statement contains important information to consider when deciding how to vote on the matters brought before the Annual Meeting. Stockholders entitled to vote at the Annual Meeting are encouraged to read it carefully.

Cadence intends to publish this proxy statement on the Investor Relations page at www.cadence.com on or about March 22, 2022.

2.	How may I obtain Cadence’s annual report on Form 10-K?

A copy of Cadence’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 is available free of charge on the internet from the SEC at www.sec.gov and on our Investor Relations page at www.cadence.com.

84

3.	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials? How may I obtain a paper copy of the proxy materials?

Pursuant to the rules adopted by the SEC, Cadence is furnishing proxy materials to its stockholders primarily via the internet, rather than mailing paper copies of these materials to each stockholder. This process expedites stockholders’ receipt of the proxy materials, lowers the costs of the Annual Meeting and helps conserve natural resources.

On or about March 22, 2022, Cadence will mail to each stockholder entitled to vote at the Annual Meeting (other than those stockholders who previously had requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials that contains instructions on how to access and review the proxy materials (including Cadence’s proxy statement and annual report) on the internet and how to access a proxy card to vote on the internet or by telephone.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

4.	How can I access the proxy materials over the internet?

Your Notice of Internet Availability of Proxy Materials will contain instructions on how to access and view the proxy materials on the internet and how to request a paper copy of the proxy materials.

The proxy materials are also available on the Investor Relations page at www.cadence.com.

5.	I received one copy of the proxy materials. May I get additional copies?

You may request additional copies of Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials by writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, by calling Cadence’s Investor Relations Group at (408) 944-7100 or by emailing the Investor Relations Group at investor_relations@cadence.com.

6.

What if I received a notice from my broker stating that it will be “householding” deliveries to my address? What if I received more than one copy of the Notice of Internet Availability of Proxy Materials and proxy materials?

SEC rules permit companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s Notice of Internet Availability of Proxy Materials and proxy materials for stockholders who do not participate in electronic delivery of proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee will be householding the Notice of Internet Availability of Proxy Materials or proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials and proxy materials, or if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. If you received a single set of proxy materials as a result of householding by your broker and you would like to receive separate copies of such materials, you may also submit a request to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, by calling Cadence’s Investor Relations Group at (408) 944-7100 or by emailing the Investor Relations Group at investor_relations@cadence.com, and we will promptly provide them to you.

85

QUESTIONS AND ANSWERS RELATING TO VOTING

7.	Who may vote at the Annual Meeting?

You may vote if you owned shares of Cadence common stock, $0.01 par value per share, as of the close of business on March 7, 2022, which is the Record Date for the Annual Meeting. At the close of business on the Record Date, Cadence had 278,376,130 shares of common stock outstanding and entitled to vote.

Each share outstanding on the Record Date is entitled to one vote at the Annual Meeting. You are entitled to vote shares that are (i) held directly in your name or (ii) held for you as the beneficial owner in a brokerage account or through a broker, bank or other nominee rather than directly in your name.

8.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If you own shares of Cadence common stock that are registered directly in your name with Cadence’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares of Cadence common stock.

If you own shares of Cadence common stock that are held through a broker, bank or other nominee (that is, “in street name”), you are considered the “beneficial owner” of those shares of Cadence common stock. In that case, your broker, bank or other nominee is considered the “stockholder of record” with respect to those shares of Cadence common stock and should be forwarding the proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote those shares of Cadence common stock.

9.	How do I vote my shares if I am a stockholder of record?

If you are a stockholder of record as of the close of business on the Record Date, you have three options for submitting your vote prior to the Annual Meeting: (i) via the internet, (ii) by telephone or (iii) by mail (by completing,   signing, dating and mailing a paper proxy card, which a stockholder can request as outlined in the Notice of Internet Availability of Proxy Materials).

If you attend the Annual Meeting by logging into the virtual meeting as a stockholder, you may also submit your vote via the virtual meeting website, in which case any votes that were previously submitted — whether via the internet, telephone or mail — will be superseded by the vote that is cast at the Annual Meeting.

Whether your proxy is submitted via the internet, telephone or mail, if it is properly completed and submitted and if it is not revoked prior to the Annual Meeting, the shares will be voted at the Annual Meeting in the manner set forth in this proxy statement or as otherwise specified by you.

10.	How do I vote my shares if I am a beneficial owner through a broker, bank or other nominee?

As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares of Cadence common stock held through a broker, bank or other nominee may be voted at the Annual Meeting by you only if you log into the virtual meeting website as a stockholder. The two methods for doing so are described above under “Attending the Annual Meeting.”

11.	What is the vote required to pass each of the proposals?

Proposal 1 – regarding the election of directors, each director must receive a majority of the votes cast (the number of shares voted “for” a director must exceed the number of votes cast “against” that director), provided that in a contested election, each director must be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

Proposals 2, 3 and 4 – the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting is required for approval of the proposal.

86

12.	Who will bear the cost of this proxy solicitation?

Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders by Cadence in connection with the matters to be voted on at the Annual Meeting.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of Cadence common stock for their costs of forwarding solicitation materials to the beneficial owners.

The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile and use of the internet or personal solicitation by directors, officers or other employees of Cadence and by MacKenzie Partners, Inc. Cadence has retained MacKenzie Partners to solicit proxies for an aggregate fee of approximately $15,000 plus reasonable expenses. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.

If you have any questions or need any assistance in voting your shares, please contact MacKenzie Partners toll-free at (800) 322-2885, collect at (212) 929-5500 or at proxy@mackenziepartners.com.

13.	What are broker non-votes and how are the broker non-votes counted?

Broker non-votes occur when a bank, broker or other nominee (i.e., the record holder) has not received voting instructions from the beneficial owner on a matter for which the record holder does not have discretionary power to vote. For such matters, broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will have no effect on voting on the matter.

14.	When does a broker have discretion to vote my shares?

Under the rules that govern brokers who are record holders of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters.

Proposal 1 – regarding the election of directors, Proposal 2 – regarding an advisory resolution to approve named executive officer compensation and Proposal 4 – regarding the stockholder proposal (if properly presented) are all considered non-routine matters. Therefore, unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on Proposals 1, 2 or 4.

Proposal 3 – regarding the ratification of the selection of Cadence’s independent registered public accounting firm is considered a routine matter and brokers are therefore permitted to vote shares held by them without instruction from beneficial owners.

15.	How are abstentions counted?

Abstentions are counted as present for purposes of determining the presence of a quorum, but how abstentions affect the outcome of a vote differs based on the required vote for the proposal.

Proposal 1 – regarding the election of directors, abstentions count neither as a vote “for” nor a vote “against” a director.

Proposals 2, 3 and 4 – abstentions will have the same effect as a vote against that proposal.

16.	Can I change a vote I have previously cast?

If you are a stockholder of record, you may change or withdraw your proxy at any time before it is actually voted, irrespective of whether your proxy was submitted via the internet, telephone or mail. Your proxy may be revoked by providing a written notice of revocation or a duly executed proxy bearing a later date

87

to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the Annual Meeting and voting via the virtual meeting website. Attendance at the Annual Meeting will not, by itself, be sufficient to revoke a proxy.

If you are a beneficial owner who holds your stock through a bank, broker or other nominee, you must contact the bank, broker or other nominee that holds your shares for specific instructions on how to change or revoke your vote, or attend the Annual Meeting logged in as a stockholder and vote via the virtual meeting website.

17.	How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

Proposal 1:	FOR the election of each of the eleven director nominees named in this proxy statement;

Proposal 2:	FOR the advisory resolution to approve named executive officer compensation;

Proposal 3:	FOR the ratification of the selection of PricewaterhouseCoopers LLP as Cadence’s independent registered public accounting firm for its fiscal year ending December 31, 2022; and

Proposal 4:	AGAINST the stockholder proposal regarding special meetings.

QUESTIONS AND ANSWERS RELATING TO THE ANNUAL MEETING

18.	What constitutes a quorum for the Annual Meeting?

The presence, including by proxy, of a majority of the shares of Cadence common stock outstanding and entitled to vote on the Record Date is required for a quorum at the Annual Meeting.

19.	Who is the inspector of elections for the Annual Meeting?

Computershare has been appointed as the inspector of elections for the Annual Meeting. All votes will be tabulated by a representative of Computershare. This representative will also separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUESTIONS AND ANSWERS RELATING TO STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

20.	Can stockholders submit proposals for inclusion in Cadence’s proxy materials for the next annual meeting?

Stockholder proposals (other than director nominations) must comply with the requirements of Rule 14a-8 of the Exchange Act and must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 and received no later than the close of business (5:00 p.m. Pacific Time) on November 22, 2022 to be included in the proxy statement and form of proxy relating to the 2023 Annual Meeting of Cadence stockholders.

21.	Can stockholders nominate directors for inclusion in Cadence’s proxy materials for the next annual meeting?

Cadence’s Bylaws provide that, under certain circumstances, director candidates nominated by a stockholder or group of stockholders may be included in Cadence’s annual meeting proxy materials. These proxy access provisions of Cadence’s Bylaws provide, among other things, that a stockholder or group of no more than 20 stockholders seeking to include director candidates in Cadence’s proxy materials must own at least 3% of Cadence’s outstanding shares of common stock continuously for at least the previous three years. The number of stockholder-nominated candidates to be included in any set of proxy materials cannot exceed the greater of two individuals or 20% of the number of directors (rounded down to the nearest whole number), which number may be reduced under certain

88

circumstances, as described in Cadence’s Bylaws. The nominating stockholder or group of stockholders must also deliver the information required by Cadence’s Bylaws and satisfy the other applicable requirements of Cadence’s Bylaws, and each nominee must meet the qualifications set forth in Cadence’s Bylaws.

Notices to include stockholder-nominated candidates in Cadence’s proxy materials for the 2023 Annual Meeting of stockholders must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 no later than the close of business on January 5, 2023 and no earlier than the close of business on December 6, 2022, and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. However, if the date of the 2023 Annual Meeting of Cadence stockholders changes by more than 30 days from the first anniversary of the 2022 Annual Meeting, nomination notices must be submitted in writing to Cadence’s Corporate Secretary no later than the close of business on the tenth day following the first public announcement of the date of the meeting.

22.

What is the deadline for stockholders to submit director nominations or other proposals for consideration at the next annual meeting that stockholders do not seek to include in Cadence’s proxy materials?

For director nominations or other business proposals that the stockholder does not seek to include in Cadence’s 2023 proxy materials pursuant to the proxy access provisions set forth in Cadence’s Bylaws or Rule 14a-8 under the Exchange Act, the nominations or proposals must be submitted in writing to Cadence’s Corporate Secretary at our corporate offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 no later than the close of business on February 4, 2023 and no earlier than the close of business on January 5, 2023. and must otherwise satisfy the requirements set forth in Cadence’s Bylaws. However, if the date of the 2023 Annual Meeting of Cadence stockholders changes by more than 30 days from the first anniversary of the 2022 Annual Meeting, any such stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than the close of business on the tenth day following the first public announcement of the date of the meeting.

If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.

89

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Alinka Flaminia
Senior Vice President, Chief Legal Officer and Corporate Secretary

March 22, 2022

A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 1, 2022 CAN BE FOUND ON THE INVESTOR RELATIONS PAGE AT WWW.CADENCE.COM OR, IF A STOCKHOLDER REQUESTED A PAPER COPY, IT IS BEING DELIVERED WITH THIS PROXY STATEMENT, AND IS ALSO AVAILABLE, ALONG WITH THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 FOR CADENCE’S MOST RECENT FISCAL YEAR, WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

90

001CSN4ED8

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/CDNS or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CDNS

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A

Proposals –  THE BOARD OF DIRECTORS OF CADENCE DESIGN SYSTEMS, INC. RECOMMENDS A VOTE FOR EACH OF THE ELEVEN DIRECTOR NOMINEES FOR ELECTION, A VOTE FOR PROPOSAL 2, A VOTE FOR PROPOSAL 3 AND A VOTE AGAINST PROPOSAL 4.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Mark W. Adams	☐	☐	☐	02 - Ita Brennan	☐	☐	☐	03 - Lewis Chew	☐	☐	☐
04 - Anirudh Devgan	☐	☐	☐	05 - Mary Louise Krakauer	☐	☐	☐	06 - Julia Liuson	☐	☐	☐
07 - James D. Plummer	☐	☐	☐	08 - Alberto Sangiovanni- Vincentelli	☐	☐	☐	09 - John B. Shoven	☐	☐	☐
10 - Young K. Sohn	☐	☐	☐	11 - Lip-Bu Tan	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Advisory resolution to approve named executive officer compensation.	☐	☐	☐	3. Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 31, 2022.	☐	☐	☐

4. Stockholder proposal regarding special meetings.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

03LFUA

The 2022 Annual Meeting of Stockholders of Cadence Design Systems, Inc. will be held on

May 5, 2022, 1:00 P.M. Pacific Time, virtually via the internet at www.meetnow.global/MMZY44F.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the internet availability of proxy materials for the 2022  Annual Meeting of Stockholders of

Cadence Design Systems, Inc.

The 2022 Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended January 1, 2022 of

Cadence Design Systems, Inc. are available at http://www.envisionreports.com/CDNS.

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CDNS

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PROXY SOLICITED FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 5, 2022

The undersigned hereby appoints Anirudh Devgan, John M. Wall and Alinka Flaminia, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2022 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held virtually via the internet at www.meetnow.global/MMZY44F, on May 5, 2022 at 1:00 p.m. Pacific Time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence Design Systems, Inc. that the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy previously given by the undersigned with respect to such shares of common stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

CADENCE DESIGN SYSTEMS, INC.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR EACH OF THE ELEVEN DIRECTOR NOMINEES FOR ELECTION, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE 2022 ANNUAL MEETING OF STOCKHOLDERS, PROXIES WILL BE VOTED ON THESE MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE.)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛